TERMS SUPPLEMENT NO. 56 dated February 12, 2008
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Filed pursuant to Rule 433 Registration Statement No. 333-140456

EKSPORTFINANS ASA

$     13.00%-15.00% Reverse Convertible Notes linked to Weatherford International Ltd., due August 27, 2008
$     15.50%-17.50% Reverse Convertible Notes linked to Apple Inc., due August 27, 2008
$     13.00%-15.00% Reverse Convertible Notes linked to EMC Corporation, due August 27, 2008
$     12.50%-14.50% Reverse Convertible Notes linked to Shares of the iShares MSCI Emerging Markets Index Fund, due August 27, 2008

Reverse convertible notes (RevCons) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon in return for the risk that the RevCons will redeem for shares (or an equivalent amount of cash) of the underlying stock of a specific underlying company at maturity if the closing price of the underlying stock trades at or below the knock-in level on any trading day up to and including the determination date and the closing price of the related underlying stock on the determination date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor’s initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the underlying stock never trades at or below the knock-in level, the RevCons will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying stock. RevCons are not principal protected. This terms supplement offers four separate RevCons, three relating to the common stock of a different underlying company and one relating to the shares of an index-linked fund.

“RevCons” is a service mark of Morgan Stanley.

Offering Information

Issuer:	Eksportfinans ASA

Issuer rating:	Aaa (Moody’s) (negative outlook)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. dollars

Agent:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

Agent acting in the capacity as:	Principal

Offerings:	This terms supplement relates to four separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Aggregate face amount:	For the notes linked to Weatherford International Ltd., $ . For the notes linked to Apple Inc., $ . For the notes linked to EMC Corporation, $ . For the notes linked to Shares of the iShares MSCI Emerging Markets Index Fund, $ .

Trade Date:	February 22, 2008

Original Issue Date:	February 27, 2008

Determination Date:	August 22, 2008

Maturity Date†:	August 27, 2008

†	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.

Investing in any one or more of these notes involves a number of risks. See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement. Also see “Risk factors” beginning on page 15 of this Terms Supplement.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 1-800-584-6837.

Notes Linked to Weatherford International Ltd.	Price to Public		Fees and Commissions			Proceeds to Us

Per note:		$1,000.00		$15.00	*		$985.00
Total:	$		$		*	$

Notes Linked to Apple Inc.	Price to Public		Fees and Commissions			Proceeds to Us

Per note:		$1,000.00		$15.00	*		$985.00
Total:	$		$		*	$

Notes Linked to EMC Corporation	Price to Public		Fees and Commissions			Proceeds to Us

Per note:		$1,000.00		$15.00	*		$985.00
Total:	$		$		*	$

Notes Linked to Shares of the iShares MSCI Emerging Markets Index Fund	Price to Public		Fees and Commissions			Proceeds to Us

Per note:		$1,000.00		$15.00	*		$985.00
Total:	$		$		*	$

*	See “Supplemental plan of distribution” below.

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Investment Overview

RevCons pay a periodic, above-market, fixed rate coupon. At maturity, the notes will pay either (i) an amount of cash equal to the stated face amount of the notes, or (ii) if the closing price of the Reference Shares on the Determination Date is less than the Initial Reference Level and the closing price of the related Reference Shares has decreased to or below the specified Knock-In Level on any day over the term of the notes, a number of Reference Shares (or at our option, the cash equivalent thereof) worth less than the stated face amount of the notes. RevCons are not principal protected and offer no potential for appreciation. The value of any Reference Shares delivered at maturity, and accordingly its cash value, will be less than the stated face amount of the notes, and may be zero.

Reference Shares Overview

Weatherford International Ltd.

Weatherford International Ltd. provides equipment and services used for the drilling, completion, and production of oil and natural gas wells, as well as drilling and intervention services, completion systems, artificial lift systems, and compression services in substantially all of the oil and gas producing regions in the world. Its SEC file number is 001-31339.

Information as of market close on February 8, 2008

Ticker:	WFT	52 Weeks ago:	$40.39
Current Stock Price:	$61.23	52 Week High (on 12/26/07):	$71.58
Current Dividend Yield:	0%	52 Week Low (on 2/20/07):	$39.24

Apple Inc.

Apple Inc. designs, manufactures, and markets personal computers and related personal computing and communication solutions primarily to education, creative, consumer and business customers. Its SEC file number is 000-10030.

Information as of market close on February 8, 2008

Ticker:	AAPL	52 Weeks ago:	$86.18
Current Stock Price:	$125.48	52 Week High (on 12/28/07):	$199.83
Current Dividend Yield:	0%	52 Week Low (on 2/9/07):	$83.27

EMC Corporation

EMC Corporation provides enterprise storage systems, software, networks, and services that store, retrieve, manage, protect, and share information from all major computing environments at its offices around the world. Its SEC file number is 001-09853.

Information as of market close on February 8, 2008

Ticker:	EMC	52 Weeks ago:	$14.50
Current Stock Price:	$15.48	52 Week High (on 10/31/07):	$25.39
Current Dividend Yield:	0%	52 Week Low (on 3/15/07):	$12.93

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Shares of the iShares MSCI Emerging Markets Index Fund

The Shares of iShares MSCI Emerging Markets Index Fund are linked to the MSCI Emerging Markets Index, a free float-adjusted market-capitalization index designed to measure equity market performance in the global emerging markets. Its SEC file number is 001-15897.

Information as of market close on February 8, 2008

Ticker:	EEM	52 Weeks ago:	$115.53
Current Stock Price:	$132.30	52 Week High (on 10/31/07):	$167.19
Current Dividend Yield:	0%	52 Week Low (on 3/5/07):	$105.29

Key Investment Rationale

The notes offer an income oriented strategy linked to the relevant Reference Shares.

•	A coupon which is higher than the current dividend yield on the Reference Shares.

•	No potential to participate in any appreciation in the Reference Shares.

•	The notes are not principal protected.

Key Benefits

The notes pay an above market coupon in exchange for downside exposure to the Reference Shares, with only contingent protection against declines in the Reference Shares. If the closing price of the Reference Shares declines to, or below, the Knock-In Level on any trading day from, and including, the Trade Date to, and including, the Determination Date, you will then be subject to full downside exposure to the Reference Shares.

Enhanced Yield	• A monthly coupon, the rate per annum of which is higher than the current dividend yield on the Reference Shares.

• The coupon will be paid regardless of the performance of the Reference Shares.

Upside Scenario
• If the closing price of the Reference Shares never declines to or below the Knock-In Level, the notes will redeem, at maturity, for the stated face amount, resulting in a total return equal to the coupon. You will not participate in any appreciation in the Reference Shares, even if the Reference Shares is above the Initial Reference Level on the Determination Date.

Downside Scenario
• If the closing price of the Reference Shares declines to or below the Knock-In Level on any day during the term of the notes and, on the Determination Date, is at a level below its Initial Reference Level, the notes will redeem for an amount of the Reference Shares worth less than the stated face amount and which may be zero. In this scenario, the notes will have outperformed the Reference Shares by the coupon.

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Summary of Selected Key Risks (see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement).

•	No guaranteed return of principal.

•	The notes will not provide investors with any appreciation in the Reference Shares.

•	Secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

•	If the notes are accelerated upon a default, you may receive an amount worth substantially less than the stated face amount of the notes.

•	The issuer of an Reference Shares is not involved in the offering for the notes in anyway. Neither the issuer nor the agent has made any due diligence inquiry in connection with the offerings.

•	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the Reference Shares.

•	Credit risk to Eksportfinans whose credit rating is currently Aaa/AA+.

•	The U.S. federal income tax consequences of an investment in the RevCons are uncertain.

•	There are risks associated with investments in securities linked to the value of foreign equity securities.

Key Terms of the Notes

Reference Shares:	The Reference Share for each note offering will be the common stock of the issuers as set forth in the table below.

Reference Share	CUSIP	Relevant	Ticker
(For Each of the Note Offering)	No.	Exchange	Symbol

Weatherford International Ltd.	G95089101	NYSE	WFT
Apple Inc.	037833100	NASDAQ	AAPL
EMC Corporation	268648102	NYSE	EMC
Shares of the iShares MSCI Emerging Markets Index Fund	464287234	NYSE	EEM

References to “NYSE” refer to the New York Stock Exchange and references to “NASDAQ” refer to the Nasdaq Stock Market, Inc.

Interest Rate:	For the notes linked to Weatherford International Ltd., 13.00%-15.00% per annum, payable monthly in arrears on each Interest Payment Date beginning March 27, 2008.

For the notes linked to Apple Inc., 15.50%-17.50% per annum, payable monthly in arrears on each Interest Payment Date beginning March 27, 2008.

For the notes linked to EMC Corporation, 13.00%-15.00% per annum, payable monthly in arrears on each Interest Payment Date beginning March 27, 2008.

For the notes linked to Shares of the iShares MSCI Emerging Markets Index Fund, 12.50%-14.50% per annum, payable monthly in arrears on each Interest Payment Date beginning March 27, 2008.

Interest Payment Date:	The interest payment dates for each of the note offerings are March 27, 2008, April 27, 2008, May 27, 2008, June 27, 2008, July 27, 2008 and August 27, 2008.

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Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• if the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been at or below the Knock-In Level of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• if the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, (or, at our option, the cash value thereof) if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Initial Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange on the Trade Date.

For each note offering, the Initial Reference Level for each of the applicable Reference Share is as follows:

Notes linked to Weatherford International Ltd.	$
Notes linked to Apple Inc.	$
Notes linked to EMC Corporation	$
Notes linked to Shares of the iShares MSCI Emerging Markets Index Fund	$

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange on the Determination Date.

Knock-In Level:	For each note offering, the Knock-In Level will be a percentage of the Initial Reference Level of the applicable Reference Share as follows:

Notes linked to Weatherford International Ltd.	$(80% of the Initial Reference Level)
Notes linked to Apple Inc.	$(80% of the Initial Reference Level)
Notes linked to EMC Corporation	$(80% of the Initial Reference Level)
Notes linked to Shares of the iShares MSCI Emerging Markets Index Fund	$(75% of the Initial Reference Level)

Share Redemption Amount:	The Share Redemption Amount for each of the note offerings is as follows:

Notes linked to Weatherford International Ltd.
Notes linked to Apple Inc.
Notes linked to EMC Corporation
Notes linked to Shares of the iShares MSCI Emerging Markets Index Fund

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold, in the amount set forth for that note offering in the table above (or, at our option, the cash value thereof). This amount is equal to the

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$1,000.00 face amount of the note divided by the Initial Reference Level, as determined on the Trade Date, of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share. The Share Redemption Amount is subject to adjustment as described under “Adjustment Events” in the accompanying product supplement no. 1.

CUSIP No. and ISIN:	For each note offering, the CUSIP number and ISIN are as follows:

	CUSIP No.	ISIN

Weatherford International Ltd.	282645DR8	US282645DR84
Apple Inc.	282645DS6	US282645DS67
EMC Corporation	282645DT4	US282645DT41
Shares of the iShares MSCI Emerging Markets Index Fund	282645DU1	US282645DU14

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation agent:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036 Attn: Structured Investments Telephone No.: +1 212 761 4000

Additional terms specific to the notes

You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

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Hypothetical examples of amounts payable at maturity

The following tables set out the hypothetical total return to the Maturity Date of a hypothetical note, based on the hypothetical terms and assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.

The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of the Reference Shares has been volatile in the past, and its performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the Reference Shares set forth elsewhere in this terms supplement. For information about the price of the Reference Shares during recent periods, see “The Reference Shares” below.

If the closing price of the Reference Shares quoted by the Relevant Exchange never falls below the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date, or if the Final Reference Level on the Determination Date is equal to or greater than the Initial Reference Level, the Redemption Amount will be paid in cash.

By contrast, if the closing price of the Reference Shares quoted by the Relevant Exchange is less than the Knock-In Level on any Trading Day during the period from the Trade Date up to and including the Determination Date and the Final Reference Level on the Determination Date is less than the Initial Reference Level, the Redemption Amount payment on the Maturity Date will be made in the Reference Shares (or, at our option, the cash value thereof) (with fractional shares paid in cash).

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The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a six month term, a hypothetical interest rate of 14%, a hypothetical Initial Reference Level of $100.00 and a hypothetical Knock-In Level of $80.00. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price	Value of	6 Monthly
of Reference Shares	Payment at	Interest	6 Month Total Return
on Determination Date	Maturity	Payments	$	%

Greater than: $80.00	$1,000.00	$70.00	$1,070.00	7.00%
$85.00	$1,000.00	$70.00	$1,070.00	7.00%
$90.00	$1,000.00	$70.00	$1,070.00	7.00%
$95.00	$1,000.00	$70.00	$1,070.00	7.00%
$100.00	$1,000.00	$70.00	$1,070.00	7.00%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, using the same terms as in the prior example above, however, in these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price	Value of		6 Monthly
of Reference Shares	Payment at		Interest	6 Month Total Return
on Determination Date	Maturity		Payments	$	%

Greater than: $100.00	$1,000.00		$70.00	$1,070.00	7.00%
$80.00	$800.00	*	$70.00	$870.00	−13.00%
$60.00	$600.00	*	$70.00	$670.00	−33.00%
$40.00	$400.00	*	$70.00	$470.00	−53.00%
$20.00	$200.00	*	$70.00	$270.00	−73.00%
$10.00	$100.00	*	$70.00	$170.00	−83.00%
$5.00	$50.00	*	$70.00	$120.00	−88.00%
$0.00	$0.00	*	$70.00	$70.00	−93.00%

*	Payable in Reference Shares.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the RevCons. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, prospectus supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the RevCons.

•	Risks associated with investments in securities linked to the value of foreign equity securities. The stocks included in the MSCI Emerging Markets Index and that are generally tracked by the shares of the iShares MSCI Emerging Markets Index Fund have been issued by companies in various foreign countries. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission.

•	The RevCons linked to Shares of the iShares MSCI Emerging Markets Index Fund are subject to currency exchange rate risk. Because the closing price of the shares of the iShares MSCI Emerging Markets Index Fund generally reflects the U.S. dollar value of the securities represented in the MSCI Emerging Markets Index, holders of the RevCons will be exposed to currency exchange rate risk with respect to each of the currencies in which such securities trade. An investor’s net exposure will depend on the extent to which the currencies of the component countries strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the securities represented in the MSCI Emerging Markets Index, the value of the shares of the iShares MSCI Emerging Markets Index Fund will be adversely affected and the payment at maturity on the RevCons may be reduced.

•	Not equivalent to investing in the shares of the iShares MSCI Emerging Markets Index Fund. Investing in the RevCons is not equivalent to investing in the shares of the iShares MSCI Emerging Markets Index Fund or the stocks composing the MSCI Emerging Markets Index. Investors in the RevCons will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the shares of the iShares MSCI Emerging Markets Index Fund or the stocks composing the MSCI Emerging Markets Index.

•	The Reference Shares and the MSCI Emerging Markets Index are different. The performance of the shares of the iShares MSCI Emerging Markets Index Fund may not exactly replicate the performance of the MSCI Emerging Markets Index because the iShares MSCI Emerging Markets Index Fund will reflect transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index. It is also possible that the iShares MSCI Emerging Markets Index Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the MSCI Emerging Markets Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in this fund, differences in trading hours between this fund and the MSCI Emerging Markets Index or due to other circumstances. Barclays Global Fund Advisors, which we refer to as BGFA, may invest up to 10% of the iShares MSCI Emerging Markets Index Fund’s assets in shares of other iShares funds that seek to track the performance of equity securities of constituent countries of the MSCI Emerging Markets Index.

•	Adjustments to the shares of the iShares MSCI Emerging Markets Index Fund could adversely affect the value of the RevCon. BGFA is the investment adviser linked to the iShares MSCI Emerging Markets Index Fund, which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. Morgan Stanley Capital International Inc., which we refer to as MSCI, is responsible for calculating and maintaining the MSCI Emerging Markets Index. MSCI can add, delete or substitute the stocks underlying the MSCI Emerging Markets Index or make other methodological changes that could change the value of the MSCI Emerging Markets Index. Pursuant to its investment strategy or otherwise, BGFA may add, delete or substitute the stocks composing the iShares

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MSCI Emerging Markets Index Fund. Any of these actions could adversely affect the value of the shares of the iShares MSCI Emerging Markets Index Fund and, consequently, the value of the RevCon.

•	No affiliation with the iShares MSCI Emerging Markets Index Fund. The iShares MSCI Emerging Markets Index Fund is not an affiliate of the issuer, is not involved with this offering in any way, and has no obligation to consider the interests of investors in taking any corporate actions that might affect the value of the RevCons. The issuer has not made any due diligence inquiry with respect to the iShares MSCI Emerging Markets Index Fund in connection with this offering.

The Reference Shares

General

Unless otherwise stated, all information contained herein on the Reference Shares and on the Reference Issuers is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

According to its publicly available documents, Weatherford International Ltd. provides equipment and services used for the drilling, completion, and production of oil and natural gas wells. The Company offers drilling and intervention services, completion systems, artificial lift systems, and compression services. Weatherford conducts operations in substantially all of the oil and natural gas producing regions in the world. Information provided to or filed with the SEC by Weatherford International Ltd. pursuant to the Exchange Act can be located by reference to SEC file number 001-31339.

According to its publicly available documents, Apple Inc. designs, manufactures, and markets personal computers and related personal computing and communication solutions. The Company’s products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music store. Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to SEC file number 000-10030.

According to its publicly available documents, EMC Corporation provides enterprise storage systems, software, networks, and services. The Company’s products store, retrieve, manage, protect, and share information from all major computing environments, including UNIX, Windows NT, and mainframe platforms. EMC operates offices around the world. Information provided to or filed with the SEC by EMC Corporation pursuant to the Exchange Act can be located by reference to SEC file number 001-09853.

According to its publicly available documents, iShares MSCI Emerging Markets Index Fund (the MSCI Emerging Markets Fund) is one of numerous separate investment portfolios called “Funds” which make up iShares, Inc., a registered investment company. The MSCI Emerging Markets Fund seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in emerging markets, as represented by the MSCI Emerging Markets Index (the MSCI Emerging Markets Index). However, an index is a theoretical financial calculation, while a fund is an actual investment portfolio. The performance of a fund and its underlying index may vary somewhat due to transaction costs, foreign currency valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The investment adviser for the MSCI Emerging Markets Fund is BGFA. BGFA uses a representative sampling strategy for the MSCI Emerging Markets Fund, according to which it invests in a representative sample of stocks underlying the MSCI Emerging Markets Index, which have a similar investment profile as the MSCI Emerging Markets Index. Stocks selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental

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characteristics (such as return on variability, earnings valuation and yield) and liquidity measure similar to those of the MSCI Emerging Markets Index. MSCI owns the copyright and all other rights to the MSCI Emerging Markets Index. MSCI has no obligation to continue to publish and may discontinue publication of the MSCI Emerging Markets Index.

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. As of June 30, 2007, the MSCI Emerging Markets Index holdings by country consisted of the following 22 countries: Argentina, Brazil, Chile, China, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Peru, Philippines, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. Component companies are adjusted for available float and must meet objective criteria for inclusion to the MSCI Emerging Markets Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI rebalances their indexes quarterly to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace.

For additional information regarding iShares, Inc., BGFA, the MSCI Emerging Markets Fund and the risk factors attributable to the MSCI Emerging Markets Fund, please see the relevant materials filed with the SEC by iShares, Inc. under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (File Nos. 033-97598 and 811-09102, respectively). Information provided to or filed with the SEC by iShares, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-15897.

In addition, information regarding the issuer of the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the applicable Initial Reference Level, Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about Reference Issuers after the date of this terms supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in any of the Reference Shares.

12

Historical Performance

The Reference Shares are traded on the Relevant Exchange. The following tables set forth the published intra-day high, low and closing prices of each of the Reference Shares since January 1, 2005. For each of these Reference Shares, historical price information is provided from the date of first trading on the Relevant Exchange. We obtained the information in the table below from Bloomberg without independent verification.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the applicable notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of each of the Reference Shares over the life of the notes may bear little relation to the historical levels shown below.

Weatherford International Ltd.

Period	High	Low	Period End

2005
First Quarter	30.5500	24.5350	28.9700
Second Quarter	30.2000	24.2500	28.9900
Third Quarter	35.5100	28.8550	34.3300
Fourth Quarter	37.6500	28.8650	36.2000
2006
First Quarter	45.8500	38.2500	45.7500
Second Quarter	58.1400	44.5600	49.6200
Third Quarter	51.3100	38.1200	41.7200
Fourth Quarter	46.4700	39.5800	41.7900
2007
First Quarter	46.8100	36.9200	45.1000
Second Quarter	58.3500	46.4200	55.2400
Third Quarter	69.3700	50.9800	67.1800
Fourth Quarter	71.5800	57.8300	68.6000
2008
First Quarter (through February 8, 2008)	71.0000	56.2600	61.2300

Weatherford International Ltd.
Closing Prices
January 1, 2005 to February 8, 2008

13

Apple Inc.

Period	High	Low	Period End

2005
First Quarter	45.0650	31.6450	41.6700
Second Quarter	43.7400	34.1300	36.8100
Third Quarter	53.8400	36.5000	53.6100
Fourth Quarter	74.9800	49.2500	71.8900
2006
First Quarter	85.5900	58.7100	62.7200
Second Quarter	71.8900	56.0200	57.2700
Third Quarter	77.6100	50.6700	76.9800
Fourth Quarter	91.8100	73.2300	84.8400
2007
First Quarter	97.1000	83.2700	92.9100
Second Quarter	125.0900	90.2400	122.0400
Third Quarter	154.5000	117.0500	153.4700
Fourth Quarter	199.8300	153.7600	198.0800
2008
First Quarter (through February 8, 2008)	194.9300	121.2400	125.4800

Apple Inc.
Closing Prices
January 1, 2005 to February 8, 2008

14

EMC Corporation

Period	High	Low	Period End

2005
First Quarter	14.7300	11.9800	12.3200
Second Quarter	14.7900	11.4700	13.7100
Third Quarter	14.7300	12.3800	12.9400
Fourth Quarter	14.3000	12.8400	13.6200
2006
First Quarter	14.5800	13.1700	13.6300
Second Quarter	13.8700	10.9700	10.9700
Third Quarter	11.9800	9.6500	11.9800
Fourth Quarter	13.5800	11.8600	13.2000
2007
First Quarter	14.7900	12.9300	13.8500
Second Quarter	18.1000	14.0900	18.1000
Third Quarter	20.9100	17.7200	20.8000
Fourth Quarter	25.3900	17.3700	18.5300
2008
First Quarter (through February 8, 2008)	18.0200	15.2400	15.4800

EMC Corporation
Closing Prices
January 1, 2005 to February 8, 2008

15

Shares of the iShares MSCI Emerging Markets Index

Period	High	Low	Period End

2005
First Quarter	73.9500	63.6333	67.6000
Second Quarter	73.1100	65.1000	71.6000
Third Quarter	85.0200	71.8300	84.8800
Fourth Quarter	89.5000	75.1500	88.2500
2006
First Quarter	100.7800	91.5500	99.0000
Second Quarter	111.1000	81.9500	93.9000
Third Quarter	99.3000	87.6000	96.7700
Fourth Quarter	114.6000	95.3000	114.1700
2007
First Quarter	118.6300	105.2900	116.5000
Second Quarter	133.2000	117.4500	131.6500
Third Quarter	150.4000	118.5000	149.4500
Fourth Quarter	167.1900	141.5300	150.3000
2008
First Quarter (through February 8, 2008)	151.1000	130.3399	132.3000

Shares of the iShares MSCI Emerging Markets Index
Closing Prices
January 1, 2005 to February 8, 2008

16

Additional provisions relating to Revcons linked to shares of the iShares MSCI Emerging Markets Index Fund

With respect to Revcons linked to shares of the iShares MSCI Emerging Markets Index Fund, the following provisions replace the related provisions (if any) in the product supplement for reverse convertible notes in their entirety.

Market disruption event:	market disruption event means, with respect to the Reference Shares, the occurrence or existence of any of the following events, as determined by the calculation agent in its sole discretion:

(i) the occurrence or existence of a suspension, absence or material limitation of trading of the Reference Shares on the primary market for the Reference Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the Reference Shares as a result of which the reported trading prices for the Reference Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Reference Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market;

(ii) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the MSCI Emerging Markets Index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges; or

(iii) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the MSCI Emerging Markets Index or the Reference Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(iv) a determination by the calculation agent in its sole discretion that any event described in clauses (i), (ii) or (iii) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the RevCons.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the MSCI Emerging Markets Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the MSCI Emerging Markets Index shall be based on a comparison of (x) the portion of the level of the MSCI Emerging Markets Index attributable to that security relative to (y) the overall level of the MSCI Emerging Markets Index, in each case immediately before that suspension or limitation.

17

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or any exchange-traded fund, including the Reference Shares, will not constitute a market disruption event, (3) limitations pursuant to the rules of any relevant exchange or market on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the MSCI Emerging Markets Index or the Reference Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the MSCI Emerging Markets Index or the Reference Shares and (5) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the MSCI Emerging Markets Index or the Reference Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the Reference Shares and/or the MSCI Emerging Markets Index; alteration of method of calculation:	If the MSCI Emerging Markets Index Fund is liquidated or otherwise terminated (a liquidation event), the closing price of the Reference Shares on any trading day following the liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the MSCI Emerging Markets Index (or any successor index, as described below) on such trading day (taking into account any material changes in the method of calculating the MSCI Emerging Markets Index following such liquidation event) times (ii) a fraction, the numerator of which is the closing price of the Reference Shares and the denominator of which is the closing value of the MSCI Emerging Markets Index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the liquidation event on which a closing price of the Reference Shares was available.

If the New York Stock Exchange and Morgan Stanley Capital International Inc. (MSCI), the index publisher of the MSCI Emerging Markets Index, discontinue publication of the MSCI Emerging Markets Index and the index publisher of the MSCI Emerging Markets Index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the calculation agent, determines, in its sole discretion, to be comparable to the discontinued MSCI Emerging Markets Index (such index being referred to herein as a successor index), then any subsequent closing price on any trading day, following a liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day.

18

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the Depository Trust Company (DTC), as holder of the RevCons, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the RevCons, in accordance with the standard rules and procedures of the DTC and its direct and indirect participants.

If the index publisher of the MSCI Emerging Markets Index discontinues publication of the MSCI Emerging Markets Index prior to, and such discontinuance is continuing on, any trading day, the determination date or on the date of acceleration following a liquidation event and MS & Co., as the calculation agent, determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price of the Reference Shares for such date. The closing price will be computed by the calculation agent in accordance with the formula for calculating the MSCI Emerging Markets Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the MSCI Emerging Markets Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the MSCI Emerging Markets Index may adversely affect the value of the RevCons.

Relevant exchange:	The primary exchange or market of trading for any security (or any combination thereof) then included in the MSCI Emerging Markets Index or any successor index

Antidilution adjustments:	The following provision replaces “Antidilution Adjustments” in the product supplement for RevCons in its entirety.

If the Reference Shares are subject to a stock split or reverse stock split, then once such split has become effective, the exchange factor will be adjusted to equal the product of the prior exchange factor and the number of shares issued in such stock split or reverse stock split with respect to one Reference Share.

No adjustment to the exchange factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the exchange factor then in effect. The exchange factor so adjusted will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward.

19

Supplemental information regarding taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 1) are set forth in the table below.

	Deposit		Put Premium

Notes linked to Weatherford International Ltd.		%		%
Notes linked to Apple, Inc.		%		%
Notes linked to EMC Corporation		%		%
Notes linked to Shares of the iShares MSCI Emerging Markets Index Fund		%		%

In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain. Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.

Supplemental plan of distribution

The notes will be purchased by Morgan Stanley & Co. Incorporated (the agent) as principal, pursuant to terms agreements between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with each issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

20

PRODUCT SUPPLEMENT NO. 1 dated April 12, 2007

to Prospectus Supplement and Prospectus dated February 5, 2007	Filed pursuant to Rule 424(b)(2)

relating to the Eksportfinans ASA U.S. Medium-Term Note Program	Registration No. 333-140456

Reverse Convertible Notes

         We may offer and sell reverse convertible notes linked to underlying reference shares from time to time. This product supplement describes terms that will apply generally to the reverse convertible notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the applicable terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable terms supplement will supersede.

      The notes will have the following general terms:

•	The notes may have a fixed or floating interest rate or may pay no interest, in each case as specified in the applicable terms supplement. Any interest on the notes will be paid on the dates set forth in the applicable terms supplement.

•	The Redemption Amount of the notes at maturity will be based upon the performance of the reference shares specified in the applicable terms supplement. If the applicable terms supplement specifies a Knock-In Level and either (a) the closing price of the reference shares is not less than the Knock-In Level on any day during the term of the notes or (b) (i) the closing price of the reference shares is less than the Knock-In Level on any day during the term of the notes and (ii) the Final Reference Level of the reference shares is greater than or equal to the Initial Reference Level, you will receive a cash payment equal to 100% of the face amount of your notes at maturity. Otherwise, you will receive the Share Redemption Amount, which will be a number of reference shares per $1,000.00 face amount of notes equal to $1,000.00 divided by the Initial Reference Level, all as more fully described herein and in the applicable terms supplement. If the applicable terms supplement does not specify a Knock-In Level, the terms supplement will specify the manner in which the Redemption Amount will be determined.

•	Minimum denominations of $1,000.00 and integral multiples thereof, unless otherwise specified in the applicable terms supplement.

•	The applicable Maturity Date will be specified in the applicable terms supplement, subject to postponement in the event of certain market disruption events.

      For important information about tax consequences, see “Taxation in the United States” beginning on page PS-16.

      Investing in the reverse convertible notes involves a number of risks. See “Risk factors” beginning on page PS-9.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Deutsche Bank Securities	Natixis Securities North America Inc.

      In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered by the applicable terms supplement and this product supplement and with respect to Eksportfinans. We have not authorized anyone to give you any additional or different information. The information in the applicable terms supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

      The notes described in the applicable terms supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The applicable terms supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

      In this product supplement and the accompanying prospectus supplement and prospectus, “Eksportfinans”, the “Company”, “we,” “us” and “our” refer to Eksportfinans ASA and “agent(s)” refer to any agent(s) for sales of notes identified in the applicable terms supplement.

      We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

      You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

ii

DESCRIPTION OF NOTES

      The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of debt securities” in the accompanying prospectus supplement and “Description of debt securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned in the accompanying prospectus supplement, prospectus and the applicable terms supplement. The term “note” refers to each $1,000.00 face amount of our reverse convertible notes.

General

      The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the applicable terms supplement. We will issue the notes under an indenture dated February 20, 2004, as may be amended or supplemented from time to time, between us and The Bank of New York, as trustee.

      The return on the notes will be based on the performance of certain “reference securities” (the Reference Shares) specified in the applicable terms supplement, as described below under “— Payment at maturity”. The applicable terms supplement will provide summary information regarding the business of the issuer(s) of the Reference Shares based on its publicly available documents and certain historical price information on the Reference Shares.

      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

      The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

      The notes will be issued in denominations of $1,000.00 and integral multiples thereof, unless otherwise specified in the applicable terms supplement. The face amount and issue price of each note is $1,000.00, unless otherwise specified in the applicable terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of Notes — Global securities” in the prospectus.

      The specific terms of the notes will be described in the applicable terms supplement accompanying this product supplement. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the applicable terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the applicable terms supplement will supersede.

Interest

      Any interest on the notes will be paid on the dates (each, an Interest Payment Date) and at the rates specified in the applicable terms supplement. The regular record date relating to any Interest Payment Date will be specified in the applicable terms supplement. Unless otherwise specified in the applicable terms supplement, each interest payment will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will include amounts accrued from and including the Original Issue Date (as defined in the applicable terms supplement) or the last date on which interest has been paid, to but excluding the Interest Payment Date. If a stated Interest Payment Date is not a Business Day, then the date for that Interest Payment Date will be the first following day that is a Business Day. If the applicable Maturity Date is extended as described below due to a Market Disruption Event, no interest will be paid from the originally scheduled Maturity Date until the extended Maturity Date.

Payment at maturity

      The applicable Maturity Date for the notes will be set forth in the applicable terms supplement and is subject to adjustment if such day is not a Business Day or if the applicable Determination Date is postponed as described below.

      Unless otherwise specified in the applicable terms supplement, the Redemption Amount payable on the applicable Maturity Date on any notes will be:

•	if the official closing price of the Reference Shares quoted by the Relevant Exchange has not been below or, if specified in the applicable terms supplement, equal to, the Knock-In Level on any Trading Day during the period from the applicable Trade Date up to and including the applicable Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of 100.00% of the face amount of the notes, or

•	if the Knock-In Level Trigger has occurred, (a) a cash payment of 100.00% of the face amount of the notes, if the Final Reference Level on the applicable Determination Date is equal to or greater than the Initial Reference Level, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level on the applicable Determination Date is less than the Initial Reference Level.

      Unless otherwise specified in the applicable terms supplement, the “official closing price” on any trading day will equal the closing price of the Reference Shares or any replacement shares (as defined below) or alternative calculation of the closing price of the Reference Shares described under “The Reference Shares — Market Disruption Event” at the regular official weekday close of the Relevant Exchange.

      The Initial Reference Level will be, unless otherwise specified in the applicable terms supplement, the official closing price per Reference Share on the applicable Trade Date, or such other date or dates as specified in the applicable terms supplement, quoted by the Relevant Exchange, as determined by the calculation agent in its sole discretion.

      The Final Reference Level will be, unless otherwise specified in the applicable terms supplement, the official closing price per Reference Share on the applicable Determination Date quoted by the Relevant Exchange, as determined by the calculation agent in its sole discretion.

      The Relevant Exchange will be the primary organized U.S. securities exchange or trading market for the Reference Shares as determined by the calculation agent from time to time in its sole discretion. The Relevant Exchange on the applicable Trade Date will be specified in the applicable terms supplement.

      The Knock-In Level, if specified in the applicable terms supplement, will be equal to a certain percentage of the Initial Reference Level.

      The Share Redemption Amount will be a number of reference shares per $1,000.00 face amount of notes equal to $1,000.00 divided by the Initial Reference Level.

      A Trading Day is, unless otherwise specified in the applicable terms supplement, a day on which the Relevant Exchange is (or, but for the occurrence of a Market Disruption Event, would have been) open for trading, except for any day on which trading on the Relevant Exchange is scheduled to close prior to its regular weekday closing time.

      A Business Day is, unless otherwise specified in the applicable terms supplement, any day that is not (a) a Saturday or Sunday or (b) a day on which banking institutions generally are authorized or obligated by law to close in London or New York.

      The Trade Date will be specified in the applicable terms supplement.

      The Determination Date will be specified in the applicable terms supplement. If the applicable Determination Date is not a Trading Day or if there is a Market Disruption Event on such day, that Determination Date will be postponed to the next Trading Day on which a Market Disruption Event is not in effect, but in no event will the Determination Date be postponed by more than five Trading Days, unless otherwise specified in the applicable terms supplement. If the applicable Determination Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be the Determination Date. If the calculation agent determines that the Final Reference Level is not available on the Determination Date as so postponed, either because of a Market Disruption Event or for any other reason, the calculation agent will nevertheless determine the Final Reference Level by determining in its sole discretion the price of the Reference Shares that would have prevailed but for the occurrence of a Market Disruption Event as of that fifth trading day, having regard to the then prevailing market conditions, the last reported, published or traded price of the Reference Shares and other such factors as the calculation agent in its sole discretion considers relevant.

      The Maturity Date will be set forth in the applicable terms supplement. The scheduled Maturity Date (as specified in the applicable terms supplement) is subject to adjustment in the event of a Market Disruption Event on the applicable Determination Date, in which case the applicable Maturity Date will be the third Business Day following the applicable Determination Date, as so postponed, unless otherwise specified in the applicable terms supplement. If the applicable Maturity Date is not a Business Day, then that Maturity Date will be the first following day that is a Business Day. We describe Market Disruption Events under “Description of notes — Market Disruption Events.”

      We will irrevocably deposit with The Depository Trust Company (DTC) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

      Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Market Disruption Events

      Unless otherwise specified in the applicable terms supplement, any of the following will be a Market Disruption Event:

•	the occurrence or existence (as determined by the calculation agent in its sole discretion) on any Trading Day at any time during the one-half hour period prior to the scheduled closing time of the Relevant Exchange of

(a)	any suspension of, limitation imposed on or impairment occurring with respect to, (1) trading in the Reference Shares on the Relevant Exchange or any other exchange on which the Reference Shares are listed or quoted or (2) trading in any options or futures contracts on or relating to the Reference Shares on any exchange on which those contracts are traded, in either case whether by reason of movements in price exceeding limits permitted by that exchange or quotation system or otherwise, or

(b)	any event that disrupts the ability of market participants in general to effect transactions in the Reference Shares on the Relevant Exchange or in options or futures contracts on or relating to the Reference Shares on any exchange on which those contracts are traded. Such disruptions may include, but are not limited to (1) the temporary closure and re-opening of that exchange, (2) a systems failure of the trading, communications and connectivity systems to that exchange and (3) a relocation of trading of the Reference Shares from the Relevant Exchange to another exchange or quotation system, or

•	the closure on any Trading Day of the Relevant Exchange, or any exchange or quotation system on which options or futures contracts on or relating to the Reference Shares are traded, prior to its scheduled closing time if the calculation agent in its sole discretion determines that that earlier closing has an effect on the trading market for the Reference Shares (or for options or futures contracts on or relating to the Reference Shares). For this purpose, a “scheduled closing time” is any regular weekday closing time or any other closing time announced by the exchange if such closing time is announced not less than one hour before the regular weekday closing time of the that exchange or quotation system, or

•	a general moratorium is declared in respect of banking activities in the country of incorporation of the issuer of the Reference Shares,

and, in the determination of the calculation agent in its sole discretion, any of the foregoing is material. In determining what is “material” the calculation agent may have regard to such circumstances as it in its sole discretion deems appropriate, including any hedging arrangements we, the agent or any of its affiliates may have in relation to the notes.

      A limitation on the hours and number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or quotation system, but a limitation on trading imposed during the course of the day by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or quotation system may, if determined by the calculation agent in its sole discretion to be material, constitute a Market Disruption Event.

      The calculation agent will as soon as practicable notify us, the trustee for the notes, DTC and the paying agent for the notes of the occurrence of a Market Disruption Event on any day that, but for the occurrence of a Market Disruption Event, would have been the applicable Determination Date.

Settlement Disruption Events

      A Settlement Disruption Event is an event beyond our reasonable control, including but not limited to the non-delivery by the hedge counterparty under any hedge agreement that is entered into by us relating to the notes, as a result of which we cannot in a commercially reasonable manner procure delivery of the Reference Shares to the noteholders as otherwise required by the terms of the notes.

      Unless otherwise specified in the applicable terms supplement, if the calculation agent determines in its sole discretion that a Settlement Disruption Event has occurred or is continuing on the applicable Maturity Date, then any required delivery of Reference Shares will be postponed to the next date on which no Settlement Disruption Event is in effect, so long as that date occurs within the 60 Business Days immediately following the applicable Maturity Date. If no such date on which a Settlement Disruption Event is not in effect has occurred by the close of business on the 59th Business Day immediately following the applicable Maturity Date, then the calculation agent will determine in its sole discretion on the 60th Business Day whether or not the Reference Shares can be delivered in any other commercially reasonable manner on a date within a reasonable period (the Delivery Date) and notify our delivery agent of that determination.

•	If that determination is affirmative, the delivery agent on our behalf will deliver the Reference Shares to noteholders in the manner so determined by the calculation agent on the Delivery Date, or

•	If that determination is negative, we will, in lieu of delivering the Reference Shares in respect of the notes, redeem all notes by paying pro rata to the noteholders a cash amount that the calculation agent determines in its sole discretion is equal to the fair market value of the Reference Shares otherwise deliverable as of the date on which the calculation agent notifies the delivery agent of its determination less the cost to us of unwinding or amending any related underlying hedging arrangements. In that case, the redemption will be made on a date determined by the calculation agent to be within a reasonable period.

      No noteholder will be entitled to any additional payment, whether of interest or otherwise, on the notes in the event that we deliver Reference Shares after the applicable Maturity Date following a Settlement Disruption Event or redeem the notes in accordance with these provisions, and we will have no liability in respect thereof.

      Furthermore, if on the applicable Determination Date the calculation agent determines in its sole discretion that the market for the Reference Shares is so illiquid that we cannot deliver the requisite number of the Reference Shares to the noteholders on the Delivery Date, we will, in lieu of delivering the Reference Shares in respect of the notes, redeem all notes on the applicable Maturity Date by paying pro rata to the noteholders a cash amount which the calculation agent determines in its sole discretion is equal to the fair economic value of the Reference Shares otherwise deliverable as of the applicable Determination Date taking such illiquidity into consideration. The calculation agent will as soon as reasonably practicable notify us and the trustee and paying agent for the notes, explaining the relevant matters.

Adjustment Events

      Unless otherwise specified in the applicable terms supplement, an Adjustment Event will be any of the following: Potential Adjustment Event, Merger Event, Delisting, Nationalization or Insolvency, each as defined below.

Potential Adjustment Event

      Any of the following will be a Potential Adjustment Event:

•	a subdivision, consolidation or reclassification of the Reference Shares (unless a Merger Event, as defined below),

•	a distribution or dividend to existing holders of Reference Shares of (a) Reference Shares, (b) other share capital or securities granting the right to payment of dividends or the proceeds of liquidation of the issuer of the Reference Shares equally or proportionately with such payments to holders of Reference Shares, (c) share capital or other securities of another issuer acquired by the issuer of the Reference Shares as a result of a “spin-off” or other similar transaction or (d) any other type of securities, rights or warrants or other assets, in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent in its sole discretion,

•	an extraordinary dividend,

•	a call by the issuer of the Reference Shares in respect of Reference Shares that are not fully paid,

•	a repurchase by or on behalf of the issuer of the Reference Shares or any of its subsidiaries of Reference Shares, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise,

•	in respect of the issuer of the Reference Shares, an event that results in any shareholder rights being distributed or becoming separated from the shares of common stock or other shares of the capital stock of the issuer of the Reference Shares pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the calculation agent in its sole discretion, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights,

•	the occurrence of a tender offer by any entity or person to purchase more than 10% but less than 50% of the outstanding voting shares of any class of shares of the issuer of the Reference Shares, as determined by the calculation agent in its sole discretion based upon filings with governmental agencies or the nature and term of the tender offer, and

•	any other event that may have, in the opinion of the calculation agent in its sole discretion, a dilutive or concentrative or other effect on the theoretical value of the Reference Shares.

      Following the declaration by the issuer of the Reference Shares of the terms of any Potential Adjustment Event, the calculation agent will determine in its sole discretion whether that Potential Adjustment Event has a dilutive or concentrative or other effect on the theoretical value of the Reference Shares and, if so, will:

•	make the corresponding adjustment, if any, to any one or more of the Initial Reference Level, Knock-In Level or Share Redemption Amount, as applicable, as the calculation agent in its sole discretion determines appropriate to account for that dilutive or concentrative or other effect, and

•	determine the effective date of that adjustment.

      The calculation agent may, but need not, determine the appropriate adjustment by reference to the adjustment in respect of that Potential Adjustment Event made by an exchange or quotation system to options contracts or futures contracts on the Reference Shares traded on that exchange or quotation system.

      Upon making any such adjustment, the calculation agent will as soon as practicable notify us and the trustee and paying agent for the notes, stating the adjustment made to the Initial Reference Level, Knock-In Level or Share Redemption Amount, as applicable, and giving brief details of the Potential Adjustment Event.

Merger Event

      Merger Event means, in relation to the Reference Shares, any:

•	reclassification of or change to the Reference Shares that results in a transfer of or an irrevocable commitment to transfer all holdings of outstanding Reference Shares,

•	consolidation, amalgamation or merger of the issuer of the Reference Shares with or into another entity other than a consolidation, amalgamation or merger in which the issuer of the Reference Shares is the continuing entity and which does not result in a reclassification of or change to the Reference Shares, or

•	other takeover offer for the issuer of the Reference Shares that results in a transfer of or an irrevocable commitment to transfer all the Reference Shares (other than holdings of Reference Shares owned or controlled by the offeror), in each case if the Merger Date is on or before the applicable Determination Date.

      In respect of each Merger Event, the following terms have the meanings given below:

•	Merger Date means the date upon which all holders of the Reference Shares (other than, in the case of a takeover offer, holdings of Reference Shares owned or controlled by the offeror) have agreed or have irrevocably become obliged to transfer their holdings of Reference Shares,

•	Share-for-Share means that the consideration for the Reference Shares consists or, at the option of the holder of the Reference Shares, may consist, solely of common shares of the offeror or of a third party other than Reference Shares (New Shares) issued in connection with the merger,

•	Share-for-Other means that the consideration for the Reference Shares consists solely of cash or any securities other than New Shares or assets, whether those of the offeror or of a third party, and

•	Share-for-Combined means that the consideration for the Reference Shares consists of cash or any securities, including New Shares, or assets, whether those of the offeror or of a third party.

      If a Share-for-Share Merger Event or a Share-for-Combined Merger Event occurs in relation to the Reference Shares and the issuer of the New Shares is not the issuer of the Reference Shares, then, on or after the relevant Merger Date, the calculation agent in its sole discretion will redefine the Reference Shares to include the relevant quantity of the New Shares to which a holder of Reference Shares immediately prior to the occurrence of the Merger Event would be entitled upon consummation of the Merger Event, whereupon:

•	the New Shares will be deemed to be the Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the New Shares so that the ratio of the Spot Price (as defined below) of the New Shares to the Initial Reference Level of the New Shares equals the ratio of the Spot Price for the Reference Shares to the Initial Reference Level for the Reference Shares immediately prior to the occurrence of the Merger Event, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

      Spot Price means:

•	in relation to the Reference Shares, the last official reported price for the Reference Shares on the Relevant Exchange, as determined by or on behalf of the calculation agent in its sole discretion, immediately prior to the relevant Delisting, Merger Event, Nationalization or Insolvency, and

•	in relation to a Replacement Share or a New Share, the official closing price for those shares on their primary market of trading, as determined by the calculation agent in its sole discretion, on the first Trading Day following the relevant Delisting, Merger Event, Nationalization or Insolvency.

      If a Share-for-Other Merger Event, a Share-for-Share Merger Event or a Share-for-Combined Merger Event where the issuer of the New Shares is the issuer of the Reference Shares occurs in relation to the Reference Shares, then, on or after the relevant Merger Date, the calculation agent in its sole discretion will adjust the Reference Shares by substituting the Reference Shares with other shares selected by the calculation agent in its sole discretion (the Replacement Shares) upon consummation of the Merger Event, whereupon:

•	the Replacement Shares will be deemed to be the Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the Replacement Shares so that the ratio of the Spot Price of the Replacement Shares to the Initial Reference Level of the Replacement Shares equals the ratio of the Spot Price for the Reference Shares to the Initial Reference Level for the Reference Shares immediately prior to the occurrence of the Merger Event, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

Delisting, Nationalization or Insolvency

      Delisting means, in relation to the Reference Shares, that the Reference Shares cease, for any reason, to be listed on the Relevant Exchange and, as of the date of delisting, are not listed on another recognized exchange or quotation system acceptable to the calculation agent in its sole discretion.

      Nationalization means that all the Reference Shares or all or substantially all the assets of the issuer of the Reference Shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof.

      Insolvency means, in relation to the Reference Shares, that, by reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of or any analogous proceeding affecting the issuer of the Reference Shares, (a) all holdings of the Reference Shares are required to be transferred to a trustee, liquidator or other similar official or (b) holdings of the Reference Shares become subject to a legal prohibition on their transfer.

      If a Delisting, Nationalization or Insolvency occurs in relation to the Reference Shares, the calculation agent in its sole discretion will substitute the Reference Shares with Replacement Shares on the effective date of that event, whereupon:

•	the Replacement Shares will be deemed to be the Reference Shares,

•	the calculation agent in its sole discretion will adjust the Initial Reference Level for the Replacement Shares so that the ratio of the Spot Price of the Replacement Shares to the Initial Reference Level of the Replacement Shares equals the ratio of the Spot Price for the Reference Shares to the Initial Reference Level for the Reference Shares immediately prior to the occurrence of that event, and

•	if necessary, the calculation agent in its sole discretion will adjust any other relevant terms accordingly.

      Upon the occurrence of a Merger Event, Delisting, Nationalization or Insolvency, the calculation agent will as soon as practicable notify us, The Bank of New York and the agent of the occurrence of the Merger Event, Delisting, Nationalization or Insolvency, as the case may be, giving details thereof and the action proposed to be taken in relation thereto.

Failure to pay and payment upon an event of default

      In the event we fail to pay the Redemption Amount on the applicable Maturity Date, any overdue payment in respect of the Redemption Amount of any note will bear interest until the date upon which all sums due in respect of such notes are received by or on behalf of the relevant holder, at the rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Screen LIBO page as of 11:00 a.m. (London time) on the first Business Day following such failure to pay, unless otherwise specified in the applicable terms supplement. Such rate shall be determined by the calculation agent in its sole discretion. If interest is required to be calculated for a period of less than one year as a result of our failure to pay the Redemption Amount on the applicable Maturity Date, it will be calculated on the basis of the actual number of days in the period and the actual number of days in the year.

      For the avoidance of doubt, this provision will not apply if the Redemption Amount is not paid on the applicable Maturity Date as a result of a Settlement Disruption Event. See the definition of “Settlement Disruption Events” above for further details.

      Unless otherwise specified in the applicable terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000.00 face amount note upon any acceleration of the notes shall be determined by the calculation agent in good faith and in a commercially reasonable manner. If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Other provisions

      Unless otherwise specified in the applicable terms supplement, there will be no optional early redemption for taxation reasons, and we will not pay any additional amounts if any deduction or withholding for any current or future taxes or governmental changes is required in connection with the notes.

      The notes are not renewable notes, index linked notes, amortizing notes or zero coupon notes, each as described in the prospectus supplement. We intend to take the position that the notes will not be issued with Original Issue Discount. See “Taxation in the United States” for a complete discussion of the tax consequences of the notes. In addition, there is no optional redemption or extension of maturity in connection with the notes unless otherwise specified in the applicable terms supplement.

Listing

      The notes will not be listed on any securities exchange, unless otherwise specified in the applicable terms supplement.

Governing law

      The notes will be governed by and interpreted in accordance with the laws of the State of New York.

RISK FACTORS

      Unlike ordinary debt securities, the return on the notes depends on changes in value of an equity security. As described in more detail below, the trading price of the notes may vary considerably before the applicable Maturity Date due, among other things, to fluctuations in the price of the Reference Shares and other events that are difficult to predict and beyond our control. The notes are a riskier investment than ordinary debt securities. Also, the notes are not equivalent to investing directly in the Reference Shares. You should consider carefully the following risks before investing in the notes.

You may lose a significant part of your investment in the notes.

We will not repay you a fixed amount of principal on the notes on the applicable Maturity Date, and we are not liable for any loss of principal that you may incur due to fluctuations in the market price of the Reference Shares.

      Your notes combine limited features of debt and equity. The terms of your notes differ from those of ordinary debt securities in that we will not pay you a fixed face amount in cash on the applicable Maturity Date if (a) the Final Reference Level is less than the Initial Reference Level and (b) the Knock-In Level Trigger has occurred. In such a circumstance, we will deliver to you a number of Reference Shares with a market value less than the face amount of your notes, and which value may be zero.

      You may lose part or all of your investment if you sell the notes in the secondary market before they are redeemed. Even if the Redemption Amount is equal to the price you paid for the notes, it may, even taking into account the interest payable on the notes, not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your notes may be less than you would have earned by investing in a debt security that bears interest at a prevailing market rate.

The formula for determining the Redemption Amount does not take into account all developments in the market price of the Reference Shares.

      If the Knock-In Level Trigger never occurs or the Final Reference Level is greater than or equal to the Initial Reference Level, changes in the market price of the Reference Shares will not be reflected in the Redemption Amount payable on the applicable Maturity Date. If the Knock-In Level Trigger does occur and the Final Reference Level is less than the Initial Reference Level, the Redemption Amount will be less than the face amount of your investment in the notes. Accordingly, even if the market price of the Reference Shares has risen at certain times during the term of the notes, you will not receive more than the face amount of your investment, and could lose a significant portion of your investment.

We may be unable to deliver Reference Shares on the applicable Maturity Date.

      If certain events occur during the life of the notes, the notes will be redeemed by delivery of a number of Reference Shares in lieu of a cash payment on the applicable Maturity Date. On the applicable Original Issue Date, we will not hold the Reference Shares that would be delivered in such circumstances. If a Settlement Disruption Event occurs, we may be unable to provide the Reference Shares on the applicable Maturity Date and the delivery of those Reference Shares may be delayed by as many as 60 days. If that occurs, you may not receive any payment (in Reference Shares or otherwise) on your notes for up to 60 days after the applicable Maturity Date and will not be entitled to receive any additional payments, whether of interest or otherwise, as a result of the delay. See “Description of Notes — Settlement Disruption Events” for further details.

Past Reference Share performance is no guide to future performance.

      The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount, may bear little relation to the historical prices of the Reference Shares or to the hypothetical return examples set forth elsewhere in any terms supplement. We cannot predict the future performance of the Reference Shares.

An increase in the market price of the Reference Shares may not increase the market value of your notes.

      Owning the notes is not the same as owning the Reference Shares. Accordingly, the market value of your notes may not have a direct relationship with the market price of the Reference Shares, and changes in the market price of the Reference Shares may not result in a comparable change in the market value of your notes. If the price per Reference Share increases above the Initial Reference Level, the market value of your notes may not increase. It is also possible for the price of the Reference Shares to increase while the market value of your notes declines.

The calculation agent will have the authority to make determinations that could affect the market value of your notes and the Redemption Amount you receive.

      The calculation agent for the notes will have sole discretion in making various determinations that affect your notes, including the Final Reference Level, the Redemption Amount, the amount payable on any acceleration, and the existence and effects of Market Disruption Events and Adjustment Events. The exercise of this discretion by the calculation agent could adversely affect the value of your notes and may present the calculation agent with a conflict of interest of the kind described below under the heading “There may be conflicts of interest between you and the agent or its affiliates.”

You will have no shareholder rights in the Reference Shares.

      Investing in the notes is not equivalent to investing in the Reference Shares. Neither you nor any other holder or owner of notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the Reference Shares by virtue of your holding notes.

Assuming no changes in market conditions or any other relevant factors, the value of your notes on the applicable Trade Date will be significantly less than the face amount of the notes.

      The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If the applicable agent makes a market in the notes, the price quoted by that agent would reflect any changes in market conditions and other relevant factors, and the quoted price could be lower or higher than the original issue price, and may be lower than the value of your notes as determined by reference to pricing models used by that agent.

      If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by the applicable agent. Furthermore, if you are able to sell your notes, you will likely be charged a commission for secondary market transactions, or the price you realize will likely reflect a dealer discount.

      There is no assurance that the applicable agent or any other party will be willing to purchase your notes and, in this regard, the applicable agent will not be obligated to make a market in the notes.

The market price of your notes may be influence by many unpredictable factors.

      The following factors, nearly all of which are beyond our control, will influence the market value of your notes, as well as the Redemption Amount:

•	the market price of the Reference Shares at any time, in particular, whether the market price of the Reference Shares has fallen below the Knock-In Level;

•	the dividend rate on the Reference Shares. While dividend payments on the Reference Shares, if any, are not paid to holders of the notes, such payments may have an influence on the market price of the Reference Shares and therefore on the notes;

•	economic, financial, regulatory, political, military and other events that affect stock markets generally and the Reference Shares in particular;

•	interest and yield rates in the market;

•	the time remaining until your notes mature; and

•	our creditworthiness.

      These factors will influence the price you will receive if you sell your notes prior to the applicable Maturity Date. If you sell your notes prior to the applicable Maturity Date, you may receive less than the face amount of your notes. You cannot predict the future performance of the Reference Shares based on their historical performance.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes is likely to adversely affect the market value of the notes prior to maturity.

      While the payment on the applicable Maturity Date will be based on the full face amount of your notes as described in the applicable terms supplement, the original issue price of the notes may include each agent’s commission and the cost of hedging our obligations under the notes. Such cost may include the expected cost of providing such hedge, as well as the profit the hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which each agent will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by that agent, as a result of such compensation or other transaction costs.

There may be conflicts of interest between you and the applicable agent and its affiliates.

      The applicable agent and its affiliates may engage in trading activities related to the Reference Shares. These trading activities may present a conflict between your interest in your notes and the interests that agent and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the market price of the Reference Shares, could be adverse to your interests as a beneficial owner of your notes.

      The applicable agent and its affiliates may, at present or in the future, engage in business with us or with the issuers of the Reference Shares, including making loans to or equity investments in the issuer of the Reference Shares or its affiliates or providing advisory services to the issuer of the Reference Shares or its affiliates. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of the agent or one of its affiliates and your interests as a beneficial owner of notes. Moreover, one or more of that agent’s affiliates may publish research reports with respect to the issuers of the Reference Shares. Any of these activities by the applicable agent or any of its affiliates may affect the market price of the Reference Shares and, therefore, the market value of your notes and the Redemption Amount we will pay on your notes.

Antidilution protection is limited and adjustments to the terms of the notes may not match actual developments with regard to the Reference Shares.

      The calculation agent in its sole discretion will make adjustments to the Initial Reference Level and consequently the Knock-In Level and the Share Redemption Amount for certain events affecting the Reference Shares, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Reference Shares or another party makes a partial tender or partial exchange offer for the Reference Shares. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of your notes may be materially and adversely affected. See “Description of Notes — Adjustment Events” above for further details.

We are not responsible for any disclosure by the issuers of the Reference Shares.

      We are not affiliated with the issuers of the Reference Shares. All disclosures contained in any terms supplement regarding the issuers of the Reference Shares are derived from publicly available documents and other publicly available information. We have not participated in the preparation of these documents or made any due diligence inquiry with respect to the issuer of the Reference Shares in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuers of the Reference Shares are accurate or complete, and are not responsible for public disclosure of information by the issuers of the Reference Shares, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of any terms supplement, including events that would affect the accuracy or completeness of the public filings of the issuers of the Reference Shares or the market price of the Reference Shares (and consequently the Initial Reference Level, the Knock-In Level and Redemption Amount), will have been publicly disclosed. Subsequent disclosure of any of these events or the disclosure of or failure to disclose material future events concerning the issuers of the Reference Shares could affect the value received on any date with respect to your notes and, therefore, the trading prices of your notes. Any prospective purchaser of the notes should undertake an independent investigation of the issuer of the Reference Shares as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

      The issuers of the Reference Shares are not involved in any offering of these notes in any way, and have no obligation of any sort with respect to these notes. Thus, the issuers of the Reference Shares have no obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the issuers of the Reference Shares in any way.

The applicable Determination Date and the applicable Maturity Date may be postponed if a Market Disruption Event occurs.

      If the calculation agent in its sole discretion determines that a Market Disruption Event has occurred or is continuing on the applicable Determination Date, that Determination Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, but in no event will the postponement last for more than five Business Days. As a result, the applicable Maturity Date of your notes may be postponed, although not by more than five Business Days. Thus, you may not receive the Redemption Amount until several days after the originally scheduled due date. Moreover, if the Final Reference Level is not available on the applicable Determination Date, as so postponed, because of a continuing Market Disruption Event or for any other reason, the calculation agent in its sole discretion will nevertheless determine the Final Reference Level based on its assessment, made in its sole discretion, of the value of the Reference Shares at that time.

Secondary trading in the notes may be limited.

      The notes will be new issuances of securities with no established trading market. Unless otherwise specified in the applicable terms supplement, the notes will not be listed on any securities exchange or be included in any interdealer market quotation system and there may be little or no secondary market for the notes. In this regard, the agent and its affiliates are not obligated to make a market in the notes. Even if a secondary market for your notes develops, it may not provide significant liquidity, and we expect that transaction costs in any secondary market would be high. As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial. If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be different (higher or lower) than any price quoted by the agent or its affiliates.

The U.S. Federal income tax treatment on the notes is uncertain, and the terms of the notes require you to follow the treatment that we will adopt.

      There is currently no statutory, judicial or administrative authority that directly addresses the U.S. tax treatment of holders of the notes. Unless otherwise specified in the applicable terms supplement, by purchasing a note, you agree with us to treat such note as consisting of (1) a put option (the Put Option) that requires you to purchase the Reference Shares from us for an amount equal to the Deposit (as defined below) if the Redemption Amount on the applicable Maturity Date is the Share Redemption Amount, and (2) a

deposit of cash in an amount equal to the face amount of a note (the Deposit) to secure your potential obligation to purchase the Reference Shares. Accordingly, under this tax treatment, the stated interest payments on the notes are divided into two components for U.S. Federal income tax purposes, a portion of which is treated as interest on the Deposit and the remainder of which is attributable to your sale of the Put Option to us (the Put Premium). We are not requesting a ruling from the United States Internal Revenue Service (IRS) with respect to the notes, and we cannot assure you that the IRS will agree with the conclusions expressed in this product supplement or the accompanying prospectus supplement and prospectus. If the IRS successfully argues that the notes should be treated differently, then the timing and character of any inclusion in income in respect of your notes may be affected. Prospective investors should consult their own tax advisor and consider the U.S. Federal income tax consequences of investing in the notes under their particular situation. For more information, please review the discussion in the product supplement below and in the accompanying prospectus supplement and prospectus under “Taxation in the United States.”

USE OF PROCEEDS AND HEDGING

      Unless otherwise specified in the applicable terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the applicable terms supplement) paid with respect to the notes which commissions include the reimbursement of certain issuance costs and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our hedge counterparties (which are likely to be the agents or affiliates of the agents) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of proceeds” in the accompanying prospectus.

      On or prior to the date of the applicable terms supplement, the relevant agent, our hedge counterparties or one or more of their affiliates may hedge some or all of their anticipated exposure in connection with any hedging transaction entered into with us in connection our issuance of the notes by taking positions in the Reference Shares or instruments whose value is derived from the Reference Shares. While we cannot predict an outcome, such hedging activity or other hedging and investment activity of ours could potentially increase the price of the Reference Shares as well as the Initial Reference Level, and, therefore, effectively establish a higher level that the Reference Shares must achieve for you to obtain a return on your investment or avoid a loss of principal on the applicable Maturity Date. From time to time, prior to maturity of the notes, the relevant agent, calculation agent, our hedge counterparties or one or more of their affiliates may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Shares or instruments whose value is derived from the Reference Shares. Although we have no reason to believe that any of these activities will have a material impact on the level of the Reference Shares or the value of the notes, we cannot assure you that these activities will not have such an effect.

      We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of notes shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

ADDITIONAL INFORMATION

Calculation agent

      The calculation agent for the notes will be designated in the applicable terms supplement. The calculation agent will determine, among other things, the Final Reference Level and all calculations and determinations regarding Market Disruption Events, Settlement Disruption Events, Adjustment Events, the Redemption Amount and the interest rate applicable to any overdue payment of the Redemption Amount. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the applicable terms supplement without your consent and without notifying you.

      The calculation agent will, as soon as practicable after receipt of any written request to do so, advise a noteholder of any determination made by it on or before the date of receipt of that request. The calculation agent will make available for inspection by noteholders copies of these determinations. Upon request, the calculation agent will also provide a written statement to a noteholder showing how the Redemption Amount per face amount of the notes was calculated. Requests to the applicable calculation agent may be sent to the address set forth in the applicable terms supplement.

      The calculation agent will provide written notice to the trustee and paying agents, on which notice the trustee and paying agents may conclusively rely, of the amount to be paid on the applicable Maturity Date on or prior to 11:00 a.m. on the Business Day preceding the applicable Maturity Date.

      The calculation agent will serve as calculation agent pursuant to the terms of a calculation agency agreement between us and that calculation agent. Under the terms of the calculation agency agreement, the calculation agent will act as an independent party and not as an agent of us or of any holder of notes and will not assume any obligations or relationship of agency or trust for or with any holder of notes. We will indemnify the calculation agent in the event of certain losses, liabilities, costs, claims, actions and demands in connection with its appointment and service as calculation agent. We may terminate and replace the calculation agent on 90 days’ written notice to the calculation agent. The calculation agent may resign, pending the appointment of a replacement calculation agent, on 90 days’ prior written notice. Notice of the termination or resignation and replacement of the calculation agent will be provided to the holders of the notes.

Same-day funds settlement and pricing

      The initial settlement for the notes and all cash payments in respect of the notes will be made in immediately available funds.

      Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, transfers of the notes will be made in the Same-Day Funds Settlement System DTC until maturity, and secondary market trading activity in the notes will therefore be required by the DTC to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

TAXATION IN THE UNITED STATES

      The following discussion supplements and, to the extent inconsistent with, replaces the discussion in the prospectus supplement and the prospectus under “Taxation in the United States” and you should read the following discussion in conjunction with the discussion in the prospectus supplement and the prospectus. The following discussion is based on the advice of Allen & Overy LLP and contains a general summary of the principal U.S. Federal income tax consequences that may be relevant to the ownership of the notes. This summary addresses only the U.S. Federal income tax considerations of U.S. Holders (as defined below) that acquire a note at its original issuance and that will hold that note as a capital asset.

      This summary does not address all U.S. Federal income tax matters that may be relevant to you. In particular, this summary does not address tax considerations applicable to holders that may be subject to special tax rules including, without limitation:

•	financial institutions;

•	insurance companies;

•	dealers or traders in securities, currencies or notional principal contracts;

•	tax-exempt entities;

•	regulated investment companies;

•	real estate investment trusts;

•	persons that will hold the notes as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. Federal income tax purposes;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons that own (or are deemed to own) 10% or more of our voting shares or interests treated as equity; and

•	partnerships, pass-through entities or persons who hold the notes through partnerships or other pass-through entities.

      Further, this summary does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of a note. This summary also does not describe any tax consequences arising under the laws of any taxing jurisdictions other than the Federal income tax laws of the U.S. Federal government.

      This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), United States Treasury Regulations and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available on the date of this product supplement. All of these are subject to change, and any changes could apply retroactively and could affect the tax consequences described below.

      In this summary, a U.S. Holder is a beneficial owner of a note that is, for U.S. Federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

      As provided in United States Treasury Regulations, certain trusts in existence on August 20, 1996, that were treated as United States persons prior to that date that maintain a valid election to continue to be treated as United States persons also are U.S. Holders. If a partnership holds the notes, the U.S. Federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding a note, you should consult your tax advisor regarding an investment in the notes under your particular situation.

General

      There is currently no statutory, judicial or administrative authority that directly addresses the U.S. tax treatment of holders of the notes. Unless otherwise indicated in the applicable terms supplement, by purchasing a note, you agree with us to treat such note as consisting of (1) a Put Option that requires you to purchase the Reference Shares from us for an amount equal to the Deposit if the Redemption Amount at Maturity is the Share Redemption Amount and (2) a Deposit of cash in an amount equal to the face amount of a note to secure your potential obligation to purchase the Reference Shares. Accordingly, under this characterization, the stated interest payments on the notes is divided into two components for U.S. Federal income tax purposes, a portion of which is treated as interest on the Deposit, and the remainder of which is the Put Premium attributable to your sale of the Put Option to us. These two components for each issuance of notes will be specified in the applicable terms supplement. We are not requesting a ruling from the IRS with respect to the notes, and we cannot assure you that the IRS will agree with the conclusions expressed in this product supplement or the accompanying prospectus supplement and prospectus regarding the treatment of the notes and our allocation of stated interest payments on the notes. If the IRS successfully argues that the notes and the allocation should be treated differently, the timing and character of any inclusion in income in respect of your notes may be affected.

      Prospective investors should consult their own tax advisors regarding the proper treatment of the notes for U.S. Federal income tax purposes and the tax consequences of an investment in the notes under the Federal, state and local laws of the United States and any other jurisdiction where the investor may be subject to taxation with respect to their own particular situation.

      Except as provided in “Alternative characterization of the notes” below, the remainder of this discussion assumes that the notes are treated as described above.

Tax consequences to U.S. Holders

Interest payments on the notes

      We, and by your purchase of the notes, you agree to treat the Deposit as a short-term obligation for U.S. Federal income tax purposes. Under the applicable Treasury Regulations, the Deposit will be treated as being issued at a discount equal to the sum of the quarterly interest payments that is attributable to interest on the Deposit for U.S. Federal income tax purposes. If you are an accrual method or a cash method U.S. Holder that elects to accrue the discount currently, you will be required to include the discount in income as it accrues on a straight-line basis, unless you elect to accrue the discount on a constant yield method based on daily compounding. If you are a cash method U.S. Holder and you do not elect to accrue the discount, you should include the portion of the payments attributable to interest on the Deposit as income upon receipt and you will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the notes in an amount not exceeding the accrued interest until such interest is included in income. Furthermore, if you are a cash method U.S. Holder, any gain realized on the Deposit upon the sale, exchange, or retirement of the notes will be ordinary income to the extent of the discount that has accrued on a straight lined basis (or, if an election was made, according to a constant yield method based on daily compounding) but not previously included in income through the date of sale, exchange or retirement.

Put Premium on the notes

      The Put Premium generally will not be taxable to you upon receipt. If the Put Option expires unexercised and a cash payment is made to you upon maturity of the notes, you will recognize with respect to the Put Option component of the notes, short term capital gain equal to the total Put Premium received.

      If we exercise the Put Option (i.e., the Reference Shares are delivered upon maturity of the notes), you will not recognize any gain or loss with respect to the Put Option other than with respect of any cash received in lieu of fractional shares. Your adjusted basis in the Reference Shares received will equal the Deposit, plus accrued but unpaid interest on the Deposit, less the total Put Premium received. Your holding period for any Reference Shares received will commence on the day after the delivery of the Reference Shares. To the extent you receive any cash in lieu of fractional shares, you will generally recognize short-term capital gain or loss in an amount equal to the difference between the amount of such cash received and your basis in the fractional shares, which is determined by allocating your total adjusted basis in the Reference Shares between the amount of cash received and the relative fair market value of the Reference Shares actually received.

Sale or exchange of the notes

      Upon the sale or exchange of the notes for cash, you will be required to apportion the amount you receive between the Deposit and the Put Option according to their respective values on the date of the sale or exchange. You will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount you receive that is apportioned to the Deposit and your adjusted basis in the Deposit. Your adjusted basis in the Deposit will generally equal the face amount of your notes, increased by the amount of any income you have recognized in connection with the Deposit and decreased by the amount of any payment received with respect to the Deposit. Such gain or loss will be short-term capital gain or loss, except to the extent attributable to accrued discount on the Deposit, which would be taxable as such as described under “Interest payments on the notes” above.

      With respect to the Put Option, the amount of cash you receive upon the sale or exchange of the notes that is apportioned to the Put Option plus the total Put Premium previously received will be treated as short-term capital gain. If on date of the sale or exchange of the notes, the value of the Deposit is in excess of the amount you received upon such sale or exchange, then you will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser’s assumption of your rights and obligations under the Put Option. In such a case, you will recognize short-term capital gain or loss equal to the difference between the total Put Premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to the purchaser with respect to the assumption of the Put Option. The amount of the deemed payment will be treated as an amount received with respect to the Deposit in determining your gain or loss with respect to the Deposit.

Alternative characterizations of the notes

      There is currently no statutory, judicial or administrative authority that directly addresses the proper treatment of the notes for U.S. Federal income tax purposes. Accordingly, no assurance can be given that the IRS will agree with, or that a court will uphold, the characterization and treatment of the notes described above. If the IRS successfully asserts an alternative characterization of the notes, the timing and the character of any income with respect to the notes may differ from that described above. For example, it is possible that the IRS might assert that the notes should be treated as a single debt instrument, in which case the notes would be subject to the rule concerning short-term debt securities as described in the accompanying prospectus under “Taxation in the United States”. Accordingly, prospective investors are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

      You should review the “Taxation in the United States” section in the prospectus supplement and the prospectus for a further discussion of important U.S. Federal income tax considerations and consult your tax advisors as to the consequences of acquiring, holding and disposing of the notes under the tax laws of the country of which you are resident for tax purposes as well as under the laws of any applicable state, local or foreign jurisdiction.

SUPPLEMENTAL PLAN OF DISTRIBUTION

      Under the terms and subject to the conditions contained in the Distribution Agreement dated June 2, 2004, as amended on December 21, 2005 (the Distribution Agreement), entered into between Eksportfinans and the agents party thereto, by accession or otherwise, the agents with respect to an offering of notes may act as principal for their respective own accounts (each, a principal participant) or on a fiduciary or placement agent basis, as agent on behalf of its customers (each, an agency participant). The applicable terms supplement will specify whether an agent is acting as a principal participant or an agency participant. Each principal participant participating in an offering of notes will act as principal for its own account, and will agree to purchase from us, and we will agree to sell to it, the principal amount of notes specified on the cover page of the applicable terms supplement. Each such principal participant will propose initially to offer the notes directly to the public at the public offering price set forth on the cover page of the applicable terms supplement. Each agent may allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the applicable terms supplement. After the initial offering of the notes, the agents may vary the offering price and other selling terms from time to time. Each agency participant may participate in an offering of notes only to (i) purchase notes as a fiduciary for its investment management accounts, its trust accounts and other similarly situated accounts and/or (ii) place notes as agent for its advised accounts that have specifically consented to purchase notes in a particular offering.

      An agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

      In order to facilitate the offering of the notes, an agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, an agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. That agent must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if that agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, An agent may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. An agent is not required to engage in these activities, and may end any of these activities at any time.

      From time to time, the applicable agent and its affiliates may engage in transactions with and performance of services for us which they may be paid customary fees. In particular, the applicable agent (or its affiliates) will likely be our swap counterparty for a hedge of our obligation in connection with any issuance of notes.

      No action has been or will be taken by us, any agent or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agents or any dealer.

      Each agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 5, 2007)
EKSPORTFINANS ASA
(a Norwegian company)
Medium-Term Notes
      We may use this prospectus supplement to offer the notes from time to time.
      The following terms may apply to the notes. The final terms of each note will be described in a pricing supplement.

•	They will rank equally in right of payment to all of our other existing and future unsecured and unsubordinated debt unless the applicable pricing supplement or product supplement states otherwise.

•	They will mature nine months or more after their date of issue unless the applicable pricing supplement or product supplement states otherwise.

•	They will not be redeemable by us or repayable at the option of the holder unless the applicable pricing supplement or product supplement states otherwise.

•	They may be denominated in U.S. dollars or in a foreign currency or composite currency.

•	They may bear interest at a fixed or floating interest rate, may be issued at a discount and may be zero coupon notes that do not bear interest. Floating interest rates may be based on any of the following formulas:

— commercial paper rate	— CD rate
— LIBOR	— CMT rate
— EURIBOR	— CMS rate
— prime rate	— federal funds rate
— treasury rate	— another rate specified in the pricing supplement.

•	They may be issued as index linked notes or asset linked notes.

•	They may be issued in certificated form or book-entry form.

•	Interest will be paid on notes on dates determined at the time of issuance and specified in the applicable pricing supplement or product supplement.

•	They will be issued in minimum denominations of $1,000.00 (or its equivalent in other currencies) and any multiple of $1,000.00 (or its equivalent in other currencies) above $1,000.00 unless the applicable pricing supplement or product supplement states otherwise.
      Application has been made for notes issued pursuant to this prospectus supplement to be admitted to trading on the Luxembourg Stock Exchange’s regulated market and to be listed on the Official List of the Luxembourg Stock Exchange. Each pricing supplement with respect to notes that are to be so listed will be delivered to the Luxembourg Stock Exchange on or before the date of issue of those notes. We may also issue notes which will not be listed on any securities exchange or which will be listed on additional or other securities exchanges. We will specify in the pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted.
      Investing in the notes involves risks. See “Risk factors” beginning on page S-4 of this prospectus supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement or product supplement. Any representation to the contrary is a criminal offense.
      Offers to purchase the notes are being solicited from time to time by the agents listed below. The agents are not required to sell any specific number or dollar amount of notes but have agreed to use their reasonable efforts to sell the notes.

ABN AMRO Bank N.V.
Banc of America Securities Limited
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Bear, Stearns International Limited
Barclays Capital
BNP PARIBAS
Citigroup
Commerzbank Capital Markets Corp.
Credit Suisse	Daiwa Securities SMBC Europe
Deutsche Bank
Deutsche Bank Securities
Dresdner Kleinwort
FTN Financial Securities Corp.
Goldman Sachs International
Goldman, Sachs & Co.
IXIS Securities North America Inc.
Jefferies and Company, Inc.
JPMorgan	Lehman Brothers
Merrill Lynch & Co.
Mitsubishi UFJ Securities International plc
Mizuho International plc
Morgan Stanley
Nomura International plc
Nomura Securities International, Inc.
Nordea
The Toronto-Dominion Bank
UBS Investment Bank
Wachovia Securities
The date of this prospectus supplement is February 5, 2007.

CONTENTS
Prospectus Supplement
      No person is authorized to give any information or represent anything not contained in this prospectus supplement, the accompanying prospectus and any pricing supplement or product supplement. We are only offering the securities in places where offers and sales of those securities are permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.
      This prospectus supplement and the accompanying prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the prospectus. We accept full responsibility for the accuracy of the information contained in this prospectus supplement and the accompanying prospectus and, having made all reasonable inquiries, confirm that to the best of our knowledge and belief there are no other facts the omission of which would make any statement contained in this prospectus supplement and the accompanying prospectus misleading.
      In this prospectus, “Eksportfinans”, the “Company”, “we”, “us” and “our” refer to Eksportfinans ASA or Eksportfinans and its subsidiary Kommunekreditt Norge AS, as the context requires, and “Kommunekreditt” refers to Kommunekreditt Norge AS.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT
      This prospectus supplement contains the terms of the offering of the securities. Certain additional information about us is contained in the accompanying prospectus and may be contained in any applicable pricing supplement or product supplement. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus or in any applicable pricing supplement or product supplement, may add or update information in the accompanying prospectus.
      Terms used in this prospectus supplement or in any applicable pricing supplement or product supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus or in the indenture (as defined in “Description of the debt securities” on p. S-9 of this prospectus supplement).
      It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement or product supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where you can find more information about us” on page 2 of the accompanying prospectus.

iii

SUMMARY
      This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement and any applicable product supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus, including information incorporated by reference.

Issuer:	Eksportfinans ASA

Agents:	ABN AMRO Bank N.V., Banc of America Securities Limited, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Bear, Stearns International Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citigroup Global Markets Limited, Commerzbank Capital Markets Corp., Credit Suisse Securities (Europe) Limited, Credit Suisse Securities (USA) LLC, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., Dresdner Bank AG London Branch, FTN Financial Securities Corp., Goldman, Sachs & Co., Goldman Sachs International, IXIS Securities North America Inc., Jefferies and Company, Inc., J.P. Morgan Chase & Co., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Nomura International plc, Nomura Securities International, Inc., Nordea Bank Danmark A/ S, The Toronto-Dominion Bank, UBS Limited, and Wachovia Capital Markets, LLC

Trustee:	The Bank of New York

Paying Agent:	Citibank, N.A.

Exchange Rate Agent (if any):	Citibank, N.A.

Calculation Agent (if any):	Citibank, N.A., unless the applicable pricing supplement or product supplement states otherwise

Specified Currencies:	Including, but not limited to, Australian dollars, Canadian dollars, Danish kroner, euro, Hong Kong dollars, Japanese yen, New Zealand dollars, Pounds sterling, Swedish kroner, Swiss francs and U.S. dollars or any other currency specified in the applicable pricing supplement or product supplement.

Issue Price:	The notes may be issued at par, or at a premium over, or at a discount to, par and either on a fully paid or partly paid basis.

Maturities:	Unless otherwise specified in the applicable pricing supplement or product supplement, the notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Index Linked Notes:	Payments on index linked notes or asset linked notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement or product supplement. They may or may not bear interest.

Redemption and Repayment:	If the notes are redeemable at our option debt (other than on the occurrence of the tax events described under “Description of debt securities — Tax redemption” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement or product supplement will specify:

• the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes,

• the redemption or repayment price, and

• the required prior notice to the holders.

Status:	The notes will constitute direct, unconditional and unsecured indebtedness and will rank equal in right of payment among themselves and, unless subordinated, with all of our existing and future unsecured and unsubordinated indebtedness.

Taxes:	Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Norway. For further information, see the section in the prospectus entitled “Description of debt securities — Payments of additional amounts”.

Further Issuances:	We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement or product supplement in all respects, except for the issue date, initial offering price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:	Application has been made for notes issued during the period of twelve months from the date of this prospectus supplement to be listed on the Luxembourg Stock Exchange. We may also issue notes which will not be listed on any securities exchange or which will be listed on additional or other securities exchanges. We will specify in the pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted. We are under no obligation to list any issued notes and may in fact not do so.

Stabilization:	In connection with issues made under this program, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:	The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture will be governed by the laws of Norway. There are no limitations under the laws of Norway or our Articles of Association on the right of non-residents of Norway to hold the debt securities issued.

Purchase Currency:	You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth Business Day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.
RATIOS OF EARNINGS TO FIXED CHARGES
      The following table shows our unaudited historical ratios of earnings to fixed charges for the periods indicated, computed in accordance with Norwegian GAAP and U.S. GAAP.

			Year Ended December 31,
	Nine Months Ended	Six Months Ended
	September 30, 2006	June 30, 2006	2005	2004	2003	2002	2001

Norwegian GAAP(1)	1.08	1.08	1.06	1.14	1.19	1.14	1.08
U.S. GAAP(1)(2)	*	—	—	1.62	—	1.37	1.48

*	Not available.

(1)	For purposes of the computation of these ratios of earnings to fixed charges, earnings include net income plus taxes and fixed charges. Fixed charges represent interest and commissions on debt, other borrowing expenses, estimates of the interest within rental expense and premiums or discounts on long-term debt issued. The ratio of U.S. GAAP earnings to fixed charges is based on U.S. GAAP income before extraordinary items.

(2)	Under U.S. GAAP, in 2003 fixed charges exceeded earnings by NOK 2,346 million as a result of a U.S. GAAP loss of NOK 516 million and U.S. GAAP fixed charges of NOK 1,830 million. In 2005 and at June 30, 2006, the U.S. GAAP ratio of earnings to fixed charges had a deficiency due to negative U.S. GAAP income before extraordinary items. The amount of the coverage deficiency was NOK 0.1 million in 2005 and NOK 1,066 million at June 30, 2006. See note 34 to our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed with the SEC August 29, 2006, which are incorporated into the prospectus by reference. Our U.S. GAAP losses were driven by the impact of market movements on the fair value of derivatives, for which hedge accounting is not applied under U.S. GAAP.

RISK FACTORS
      Your investment in the notes entails risks. This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to the particular type of notes we may offer including foreign currency transactions or transactions involving the type of index or formula used to determine the amount payable or otherwise. You should also consider carefully, among other factors, the matters described in the documents incorporated herein by reference, particularly the “Risk Factors” beginning on page 6 of our Form 20-F/A for the year ended December 31, 2005, as filed with the SEC August 29, 2006, and any other matter described in any applicable pricing supplement or product supplement.
Our credit ratings may not reflect all risks of an investment in the notes
      The credit ratings of our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or the trading value of, the notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, the notes.
Any decline in our credit ratings may affect the market value of your notes
      Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.
Early redemption may adversely affect your return on the notes
      If the notes are redeemable at our option, we may choose to redeem the notes at times when prevailing interest rates are relatively low. In addition, if the notes are subject to mandatory redemption, we may be required to redeem the notes also at times when prevailing interest rates are relatively low. As a result, you generally will not be able to re-invest the redemption proceeds in a comparable security at an effective interest rate as high as the notes being redeemed.
There may not be any trading market for the notes, many factors affect the trading market and value of the notes
      We cannot assure you a trading market for the notes will ever develop or be maintained. Unless the applicable pricing supplement or product supplement states otherwise, your notes will not be listed on any securities exchange or be included in any interdealer market quotation system. As a result, there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect the transaction costs in any secondary market will be high. As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial. In addition to our own creditworthiness, many other factors may affect the trading market value of, and trading market for, the notes. These factors include:

•	the complexity and volatility of the index or formula applicable to the notes,

•	the method of calculating the principal, premium and interest in respect of the notes,

•	the time remaining to the maturity of the notes,

•	the outstanding amount of the notes,

•	any redemption features of the notes,

•	the amount of other securities linked to the index or formula applicable to the notes, and

•	the level, direction and volatility of market interest rates generally.

In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase notes unless you understand and know you can bear all of the investment risks related to your notes.
Judgments of U.S. courts may not be enforceable against us
      There is no treaty between the United States and Norway providing for reciprocal recognition and enforcement of judgments rendered in connection with civil and commercial disputes. Judgments of U.S. courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Norwegian courts. Norwegian courts may review such judgments to confirm compliance with Norwegian public policy and mandatory provisions of law. As a result, our security holders that obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment. It may, however, be possible for a U.S. investor to bring an original action in a Norwegian court to enforce liabilities against us, or our affiliates, directors, officers or any expert named herein, who reside outside the United States, based upon the U.S. federal securities laws.
Foreign currency risks
Changes in exchange rates and exchange controls could result in a substantial loss to you
      If you measure returns in a currency other than the specified currency of the notes you are buying, you are subject to certain risks. For example, if you measure investment return in U.S. dollars, an investment in notes that are denominated in, or the payment of which is determined with reference to, a specified currency (as defined below) other than U.S. dollars entails significant risks that are not associated with a similar investment in securities denominated in U.S. dollars. Similarly, an investment in an index linked note on which all or part of any payment due is based on a currency other than U.S. dollars has significant risks that are not associated with a similar investment in non-index linked notes or index linked notes based on U.S. dollars. These risks include, without limitation:

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency, and

•	the possibility of the imposition or modification of foreign exchange controls with respect to the specified currency.
      These risks generally depend on factors over which we have no control, such as economic events, political events, and the supply of and demand for the relevant currencies.
      In recent years, rates of exchange between U.S. dollars and certain currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation against the U.S. dollar of a foreign currency or foreign currency units in which a note is denominated would result in a decrease in the effective yield of such note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.
      Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a foreign currency for making payments on a note denominated in such currency. We can give no assurances that exchange controls will not restrict or prohibit payments of principal, premium, if any, and interest, if any, in any currency or currency unit. Even if there are no actual exchange controls, it is possible that on an interest payment date or at maturity for any particular note, the foreign currency for such note would not be available to us to make payments of principal, premium and interest then due. In that event, we will make such payments in U.S. dollars. See “The unavailability of currencies could result in a substantial loss to you” below.

The unavailability of currencies could result in a substantial loss to you
      Except as we specify in the applicable pricing supplement or product supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is either unavailable due to the imposition of exchange controls or other circumstances beyond our control, no longer used by the government of the country issuing such currency, or no longer used for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to the note shall be made in U.S. dollars until such currency is again available or so used. The amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined on the basis of the most recently available market exchange rate or as otherwise determined in good faith by us if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.
      The notes will not provide for any adjustment to any amount payable as a result of any change in the value of the specified currency of those notes relative to any other currency due solely to fluctuations in exchange rates, or any redenomination of any component currency of any composite currency, unless that composite currency is itself officially redenominated.
      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement or product supplement.
Judgments in a foreign currency could result in a substantial loss to you
      The notes will be governed by and construed in accordance with the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. The Judiciary Law of New York State provides, however, that a judgment based on an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. If a note is denominated in a specified currency other than U.S. dollars, any judgment under New York law is required to be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree.
Risks relating to index linked notes or notes linked to certain assets
Index linked notes or notes linked to certain assets may have risks not associated with a conventional debt security
      An investment in index linked notes or notes linked to certain assets (including, for example, credit linked notes, equity linked notes or commodity linked notes, each of which we refer to as an asset linked note) entails significant risks that are not associated with an investment in a conventional fixed rate debt security. Indexation of the interest rate of a note may result in an interest rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on a note may result in an amount of principal and/or premium payable that is less than the original purchase price of the note, including the possibility that no amount will be paid. The secondary market for index linked notes or asset linked notes will be affected by a number of factors, in addition to and independent of our creditworthiness. Such factors include the volatility of the index or asset selected, the time remaining to the maturity, if any, of the notes, the amount outstanding of the notes and market interest rates. The value of an index or an asset can depend on a number of interrelated factors, including economic, financial and political events, over which we have no control. Additionally, if the formula used to determine the amount of principal, premium and interest, in each case if any, payable with respect to index linked notes contains a multiple or leverage factor, the effect of any change in the index will be increased. The historical experience of an index or the market price of an underlying asset (that is, the asset to which an asset linked note is linked) should not be taken as an indication of its future performance. With respect to asset linked notes providing for physical settlement, there is a risk that the asset may cease to be available or cease to have value. Thus, if you purchase an index linked note or asset linked note, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in index linked notes or asset linked notes.
Changes in the value of underlying assets of index linked notes or asset linked notes could result in a substantial loss to you
      An investment in index linked notes or asset linked notes may have significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars, and bears interest at either a fixed rate or a floating rate based on nationally published interest rate references.
      The risks of a particular index linked note or asset linked note will depend on the terms of that index linked note or asset linked note. Such risks may include, but are not limited to, the possibility of significant changes in the prices of the underlying assets or economic or other measures making up the relevant index. Underlying assets could include currencies, commodities, securities (individual or baskets), and indices.
      The risks associated with a particular index linked note or asset linked note generally depend on factors over which we have no control and which cannot readily be foreseen. These risks include economic events, political events, and the supply of, and demand for, the underlying assets.
      In recent years, currency exchange rates and prices for various underlying assets have been highly volatile. Such volatility may continue in the future. Fluctuations in rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any index linked note or asset linked note.
      In considering whether to purchase index linked notes or asset linked note, you should be aware that the calculation of amounts payable on index linked notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States.
      The risk of loss as a result of linking of principal or interest payments on index linked notes or asset linked note to an index and to the underlying assets can be substantial and you may lose all or a portion of the principal and other amount you invest and may receive no interest on your investment. You should consult your own financial and legal advisors as to the risks of an investment in index linked notes or asset linked notes.
The issuer of a security or currency that serves as an underlying asset or comprises part of an index may take actions that may adversely affect an index linked note or asset linked note
      The issuer of a note that serves as an underlying asset or an index or part of an index for an index linked note will have no involvement in the offer and sale of the index linked note and no obligations to the holder of the index linked note. The issuer may take actions, such as a merger or sale of assets, without regard to your interests. Any of these actions could adversely affect the value of a note linked or index linked to the security or to an index of which that security is a component.
      The index for an index linked note may include a currency, and the value of all asset linked notes that do not have physical settlement terms will be denominated in a currency. The government that issues that currency will have no involvement in the offer and sale of the index linked note and no obligations to the holder of the index linked note or asset linked note. That government may take actions that adversely affect the value of such a currency, and therefore the notes.

The volatility, availability and composition of indices could result in a substantial loss to you
      Certain indices are highly volatile. The expected principal amount payable at maturity of, or the interest rate on, a note based on a volatile index may vary substantially from time to time. Because the principal amount payable at the maturity of, or interest payable on, notes linked to an index is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the notes may be adversely affected by a fluctuation in the level of the relevant index.
      The volatility of any index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of or return on a note linked to such index.
      Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on a note which is linked to such index.
      An index or underlying asset may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index or underlying asset becomes unavailable, the determination of principal of or interest on a note linked to an index may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on a note linked to an index or an asset.
      Notes may be linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a note is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on notes relating thereto.

DESCRIPTION OF DEBT SECURITIES
      The following description supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the heading “Description of debt securities”. The specific terms of the notes offered will be included in a pricing supplement or a product supplement. The accompanying prospectus contains a detailed summary of additional provisions of the notes and of the indenture, dated February 20, 2004, between Eksportfinans and The Bank of New York, as trustee (referred to as the trustee), under which the notes will be issued (the indenture). This is the same indenture under which we issued notes relating to Registration Statement Nos. 333-112973 and 333-124095. Certain provisions of this section are summaries of the accompanying prospectus and subject to its detailed provisions. You should read all the provisions of the accompanying prospectus, including information incorporated by reference, the applicable pricing supplement, any applicable product supplement and the indenture.
General terms of the notes
Principal amount
      We may offer from time to time the notes described in this prospectus supplement, in any applicable pricing supplement and in any applicable product supplement. We refer to the offering of the notes as our medium-term note program. The notes are being offered on a continuous basis.
Types of notes
      We may issue fixed rate notes and floating rate notes, which are distinguishable by the manner in which they bear interest.
Fixed rate notes
      Fixed rate notes are notes that typically bear interest at a fixed rate. However, fixed rate notes include zero coupon notes, which bear no interest and are instead issued at a price lower than the principal amount. Any interest will be paid on fixed rate notes on dates specified in the applicable pricing supplement or product supplement.
Floating rate notes
      Floating rate notes provide an interest rate determined, and adjusted periodically, by reference to any of the following interest rate bases or formulae: Commercial Paper Rate, LIBOR, EURIBOR, Prime Rate, Treasury Rate, CD Rate, CMT Rate, CMS Rate, Federal Funds Rate or any other rate specified in any applicable pricing supplement or product supplement. Interest will be paid on floating rate notes on dates determined at the time of issuance and as specified in any applicable pricing supplement or product supplement. In some cases the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and there may be a maximum rate and a minimum rate.
Index linked or asset linked notes
      The notes may be issued from time to time as notes of which the principal and premium and interest, if any, will be determined by reference to prices, changes in prices, or differences between prices, of currencies, commodities, derivatives, securities, baskets of securities, or indices based on other price, economic or other measures, in each case as set forth in the applicable pricing supplement or product supplement. These notes are referred to as index linked notes or asset linked notes. Holders of such notes may receive a principal amount at maturity, if any, that is greater than or less than the face amount of the notes depending upon the relative value of the specified index or underlying asset. Information as to the method for determining the amount of principal, premium and interest, in each case if any, payable in respect of index linked notes or asset linked notes, the time and manner of such payments, certain historical information with respect to the specified index or asset, material tax considerations and other information will be set forth in the applicable pricing supplement or product supplement. You should read carefully that information and the section entitled “Risk factors — Risks relating to index linked notes or notes linked to certain assets”.
Amortizing notes
      We may from time to time offer fixed rate notes on which all or a portion of the principal amount is payable before the stated maturity, if any, in accordance with a schedule, by application of a formula or by reference to an index. These notes are referred to as amortizing notes. Unless otherwise specified in the applicable pricing supplement or product supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest and then to principal. Further information concerning additional terms and provisions of amortizing notes, including repayment information, will be specified in the applicable pricing supplement or product supplement.
Exchangeable notes
      We may issue notes, which we refer to as exchangeable notes, that are optionally or mandatorily exchangeable into:

•	the securities of an entity other than the issuer, including securities of entities not affiliated with us,

•	a basket of those securities, or

•	any combination of the above.
      The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.
Optionally exchangeable notes
      The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying securities at a specified rate of exchange. If specified in the applicable pricing supplement or product supplement, we will have the option to redeem the optionally exchangeable note prior to maturity, if any. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity, if any, or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity, if any, or upon redemption.
Mandatorily exchangeable notes
      At maturity, if any, the holder of a mandatorily exchangeable note must exchange the note for the underlying securities at a specified rate of exchange, and, therefore, depending upon the value of the underlying securities at maturity, if any, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity, if any. If so indicated in the applicable pricing supplement or product supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying securities so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying securities. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying securities.
Payments upon exchange
      The applicable pricing supplement or product supplement will specify whether upon exchange, at maturity, if any, or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying securities or the cash value of the underlying securities. The underlying securities may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement or product supplement.

Special requirements for exchange of global securities
      If an optionally exchangeable note is represented by a global note, the depositary’s nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the depositary’s nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the depositary.
Payments upon acceleration of maturity or tax redemption
      If the principal amount payable at maturity, if any, of any exchangeable note is declared due and payable prior to maturity, if any, the amount payable on:

•	an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest, and

•	a mandatorily exchangeable note will equal an amount determined as if the date of acceleration or tax redemption were the maturity date, if any, plus accrued interest, if any, to but excluding the date of payment.
      For the purpose of determining whether holders of the requisite principal amount of securities outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of index linked notes will be deemed to be the face amount of the index linked notes. In the event of an acceleration of the maturity, if any, of an index linked note, the principal amount payable to the holder of that note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of the note would be determined on the maturity date, if any, as if the date of acceleration were the maturity date, if any.
Original issue discount notes
      We may from time to time offer original issue discount notes. The applicable pricing supplement or product supplement for the original issue discount notes may provide that the holders will not receive periodic interest payments. Additional provisions relating to the original issue discount notes may be described in the applicable pricing supplement or product supplement. By an original issue discount note, we mean either:

•	a note, including any zero coupon note, that has a stated redemption price at stated maturity, if any, that exceeds its issue price by at least 0.25% of its stated redemption price at maturity, if any, multiplied by the number of full years from the original issue date to stated maturity, if any, or

•	any other note we designate as issued with original issue discount for U.S. Federal income tax purposes.
      For the purpose of determining whether holders of the requisite principal amount of notes outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of original issue discount notes shall be deemed to be the amount of the principal that would be due and payable upon acceleration of the stated maturity, if any, as of the date of such determination. See “U.S. taxation — U.S. Federal income tax consequences to U.S. holders — Original issue discount” below for further information about tax consequences of an investment in original issue discount notes.
Dual currency notes
      We may from time to time offer notes for which we have a one-time option to pay the principal, premium and interest, in each case if any, on the notes in an optional currency specified in the applicable pricing supplement that is a different currency from the currency specified in the note. These notes are referred to as dual currency notes. We shall specify in the applicable pricing supplement or product supplement for the dual currency note:

•	the specified currency,

•	the optional payment currency,

•	the designated exchange rate,

•	the option election dates, and

•	the interest payment dates for dual currency notes.
      The amounts payable and the method for calculating these amounts with respect to dual currency notes and any additional terms and conditions of any issue of dual currency notes will be specified in the applicable pricing supplement or product supplement.
Maturity
      Unless redeemed by us or repurchased at the option of the holder, or accelerated after a default, or otherwise each note, other than a note with no maturity date, will mature on a Business Day as specified in the applicable pricing supplement or product supplement.
Extension of maturity
      If we have provided in any note the option for us to extend the stated maturity, if any, for one or more periods, each an extension period, up to but not beyond the final maturity date, if any, described in the applicable pricing supplement or product supplement relating to such note, such pricing supplement or product supplement will indicate such option and the basis or formula, if any, for setting the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, applicable to any such extension period, and such pricing supplement or product supplement will describe any special tax consequences to holders of such notes.
      We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, of such note, in effect prior to the exercise of such option. No later than 40 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, the trustee will mail to the holder of such note an extension notice relating to such extension period, first class, postage prepaid, setting forth:

•	our election to extend the stated maturity, if any, of such note,

•	the new stated maturity,

•	in the case of a fixed rate note, the interest rate applicable to the extension period or, in the case of a floating rate note, the spread and/or spread multiplier applicable to the extension period, and

•	the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the extension period.
      When the trustee has mailed an extension notice to the holder of a note, the stated maturity, if any, of such note shall be extended automatically as described in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, such note will have the same terms as prior to the mailing of such extension notice.
      Notwithstanding the above, not later than 20 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the holder of such note. Such notice shall be irrevocable. All notes with respect to which the stated maturity, if any, is extended will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note, for the extension period.
      If we elect to extend the stated maturity, if any, of a note, the direct holder of such note will have the option to elect repayment of such note by us at the original stated maturity, if any, at a price equal to the principal amount of such note plus any accrued interest to such date. In order for a note to be so repaid on the original stated maturity, if any, the direct holder must follow the procedures described below under “Optional early redemption (put)” for optional repayment, except that the period for delivery of such note or notification to the trustee shall be at least 25 but not more than 35 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the original stated maturity, if any, and except that a direct holder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the original stated maturity, if any.
Redenomination
      If payments on the notes are to be made in a foreign currency and the issuing country of that currency becomes a participating member state of the European Monetary Union, then we may, solely at our option and without the consent of holders or the need to amend the indenture or the notes, redenominate all of those notes into euro (whether or not any other similar debt securities are so redenominated) on any interest payment date and after the date on which that country became a participating member state. We will give holders at least 30 calendar days’ notice of the redenomination, including a description of the way we will implement it.
      If we elect to redenominate a tranche of notes, the election to redenominate will have effect, as follows:

•	each denomination will be deemed to be denominated in such amount of euro as is equivalent to its denomination or the amount of interest so specified in the relevant foreign currency at the fixed conversion rate adopted by the Council of the European Union for the relevant foreign currency, rounded down to the nearest € 0.01,

•	after the redenomination date, all payments in respect of those notes, other than payments of interest in respect of periods commencing before the redenomination date, will be made solely in euro as though references in those notes to the relevant foreign currency were to euro. Payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee, or at the option of the payee, by a euro check,

•	if those notes are notes which bear interest at a fixed rate and interest for any period ending on or after the redenomination date is required to be calculated for a period of less than one year, it will be calculated on the basis of the applicable fraction specified in the applicable pricing supplement or product supplement,

•	if those notes are notes which bear interest at a floating rate, the applicable pricing supplement or product supplement will specify any relevant changes to the provisions relating to interest, and

•	such other changes shall be made to the terms of those notes as we may decide, after consultation with the trustee, and as may be specified in the notice, to conform them to conventions then applicable to debt securities denominated in euro or to enable those notes to be consolidated with other notes, whether or not originally denominated in the relevant foreign currency or euro. Any such other changes will not take effect until after they have been notified to the holders.

Ranking
      The notes will be unsecured indebtedness and, unless otherwise specified in any applicable pricing supplement or product supplement, will constitute a single series of debt securities issued under the indenture. Unless otherwise provided in the applicable pricing supplement or product supplement, the notes will rank equally in right of payment to all of our other existing and future unsecured and unsubordinated debt. If subordinated notes are issued as indicated in the applicable pricing supplement or product supplement, such notes will be subordinate in right of payment to the prior payment in full of all senior debt of the issuer, as described in the accompanying prospectus under the heading “Description of debt securities — Subordination”.
Rating
      A pricing supplement or product supplement may indicate that the notes are expected on issue to be assigned a particular rating by Moody’s Investors Service, Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies or Fitch Ratings Limited. A security rating is not a recommendation to buy, sell or hold the securities and may be subject to revision, suspension or withdrawal at any time by the assigning rating organization. A security rating will depend on, among other things, the criteria used by the assigning rating organization in issuing ratings. Real or anticipated changes in the rating, including changes due to a change in the criteria used by the rating organization, will generally affect the value of the notes.
Form, exchange and transfer
      The form, exchange or transfer of notes will be described and effected as specified in the accompanying prospectus under the headings “Description of debt securities — Form, exchange and transfer” and “Description of debt securities — Global securities”.
      Unless the applicable pricing supplement or product supplement specifies otherwise, the notes will be represented by one or more global notes that will be deposited with and registered in the name of the Depository Trust Company (DTC) or its nominee. Additionally, from time to time as specified in the applicable pricing supplement or product supplement, we may issue the notes represented by one or more global notes deposited with and registered in the name of Euroclear (Euroclear) and/or Clearstream, Luxembourg (Clearstream) or their nominees.
      Except as described in the accompanying prospectus under “Description of debt securities — Global securities”, a global note is not exchangeable, except for a global note of like denomination to be registered in the name of the depositary or their respective nominees.
      Investors may elect to hold interests in the notes held by DTC through Clearstream or Euroclear if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in the names of Clearstream and Euroclear on the books of their respective depositaries, which in turn will hold such interests in the registered notes in securities accounts in the depositaries’ names on the books of DTC.
      Clearstream and Euroclear have provided us with the following information:
Clearstream
      Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (Clearstream participants) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents. Clearstream participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
      Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear
      Euroclear was created in 1968 to hold securities for participants of Euroclear (Euroclear participants) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the Euroclear operator) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
      The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finances Commission. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear System, and applicable Belgian law (collectively, the terms and conditions). The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
      Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.
      Euroclear has further advised the issuer that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.
Global clearance and settlement procedures
      Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
      Because of time zone differences, credits of notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as the business day following settlement in DTC.
      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
Currency
      The notes may be denominated in U.S. dollars or in foreign currencies or composite currency units, which will be described in any applicable pricing supplement or product supplement. Such foreign currency or composite currency unit is referred to as the specified currency. If a specified currency is not described in a pricing supplement or product supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and interest, in each case if any, will be made in U.S. dollars in the manner described in this prospectus supplement. If any of the notes are to be denominated in a foreign currency, additional information about the terms of these notes and other matters of interest to the holders of these notes will be described in a pricing supplement or product supplement.
Denominations
      The authorized denominations of the notes denominated in U.S. dollars will be $1,000.00 and any multiple thereof unless otherwise specified in any applicable pricing supplement or product supplement. The authorized denominations of notes denominated in a foreign currency will be set forth in any applicable pricing supplement or product supplement.
Payment of principal and interest
Payments on book-entry notes
Notes denominated in U.S. dollars
      Payments of principal, premium and interest, in each case if any, on the notes will be made pursuant to the applicable procedures of the depositary detailed in the accompanying prospectus under the heading “Description of debt securities – Global securities”.
Notes denominated other than in U.S. dollars
      We understand that pursuant to the current practices of DTC, DTC elects to have all payments made on global notes for which it is the depositary made in U.S. dollars, regardless of the specified currency, unless notified by a bank or broker participating in its book-entry system through which an indirect holder’s beneficial interest in a global note may be held, that such indirect holder elects to receive payment in the specified currency outside of the facilities of DTC. Unless otherwise specified in the applicable pricing supplement or product supplement, the following must occur for a beneficial owner of notes in book-entry form that are denominated in a specified currency other than U.S. dollars to receive payments of principal or any premium or interest in that specified currency:

•	The beneficial owner must notify the participant of the depositary through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, before the stated maturity of the notes (if any), in the case of principal or premium, of the beneficial owner’s election to receive all or a portion of any payment in a specified currency; the participant must notify the depositary of any election on or before the third Business Day after the regular record date, and

•	The depositary must notify the paying agent of the election on or before the fifth Business Day after the regular record date in the case of payment of interest or the tenth Business Day prior to the payment date for any payment of principal or premium.
      If complete instructions are received by the participant and forwarded to the depositary, and forwarded by the depositary to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payment in the specified currency and the paying agent will pay such amount in the specified currency to the participant directly. See additional discussion with respect to non-U.S. dollar denominated notes in “Special provisions relating to foreign currency notes”. If the preceding procedures are not followed, an indirect owner will receive payment through the facilities of the depositary in U.S. dollars.
Payment on certificated notes
Notes denominated in U.S. dollars
      Where payments of principal, premium and interest, in each case if any, and interest for a certificated note are to be made in U.S. dollars, payments will be made in immediately available funds, provided that the note is presented to the trustee in time for the trustee to make the payments in such funds in accordance with its normal procedures. Notwithstanding the foregoing, where payments of interest and, in the case of amortizing notes, principal and premium, if any, with respect to any certificated note, other than amounts payable at maturity, if any, are to be made in U.S. dollars, the payments may, at our option, be paid by check mailed to the address of the person in whose name a certificated note is registered at the close of business on the applicable record date, as such address appears in the security register.
Notes denominated other than in U.S. dollars
      Unless we otherwise indicate in the applicable pricing supplement or product supplement, payments of principal, premium and interest, in each case if any, with respect to any certificated note to be made in a specified currency other than U.S. dollars will be paid in immediately available funds by wire transfer to such account maintained by the holder with a bank designated by the holder on or prior to the regular record date or at least 15 calendar days prior to maturity, if any, as the case may be, provided that such bank has the appropriate facilities for such a payment in the specified currency. However, it is also necessary that with respect to payments of principal, premium and interest, in each case if any, at maturity, if any, the note is presented to the trustee in time for the trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to maturity, if any, in order to ensure the availability of immediately available funds in the specified currency at maturity, if any. A holder must make such designation by filing the appropriate information with the trustee and, unless revoked, any such designation made with respect to any note will remain in effect with respect to any further payments payable to such holder with respect to such note.
      If we so specify in the applicable pricing supplement or product supplement, payments of principal and premium, in each case if any, and interest with respect to any foreign currency note that is a certificated note, will be made in U.S. dollars if the holder of such note elects to receive all such payments in U.S. dollars by delivery of a written request to the trustee either on or prior to the regular record date for such certificated note or at least 15 calendar days prior to maturity, if any. Such election may be in writing, mailed or hand delivered, or by cable, telex or other form of facsimile transmission, to the trustee. A holder of a foreign currency note which is a certificated note may elect to receive payment in U.S. dollars for all principal, premium and interest payments, in each case if any and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the trustee, but written notice of such revocation must be received by the trustee either on or prior to the regular record date or at least 15 calendar days prior to maturity, if any.
      Holders of foreign currency notes whose notes are held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.
Calculation of exchange rate
      The U.S. dollar amount to be received by a holder of a note with a specified currency other than U.S. dollars, whether such note is held in certificated or book-entry form, will be based upon the exchange rate as determined by the exchange rate agent based on the most favorable bid quotation of U.S. dollars for us received by such exchange rate agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the exchange rate agent and approved by us, one of which may be the exchange rate agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency payable on such payment date in respect of all notes denominated in such specified currency. If three quoting dealers are not available, then two dealers will be used. If no such bid quotations are available, payments will be made in the specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, in which case payment will be made as described below under “Special provisions relating to foreign currency notes”. All currency exchange costs will be borne by the holders of such notes by deductions from such payments. Unless we otherwise specify in the applicable pricing supplement or product supplement, Citibank N.A., will be the exchange rate agent for the notes.
      In the event of an official redenomination of a specified currency for a note, our obligations with respect to payments on a note denominated in that currency will be deemed immediately following such redenomination to provide for payment of equivalent amounts of redenominated currency. In no event will any adjustment be made to any amount payable under a note as a result of any change in the value of a specified currency relative to any other currency due solely to fluctuations in exchange rates.
Interest and interest rates
      Unless otherwise specified in the applicable pricing supplement or product supplement, each note will accrue any interest from and including its date of issue or from and including the most recent date to which interest on the note has been paid or duly provided for. The applicable pricing supplement or product supplement will designate whether a particular note bears interest at a fixed or floating rate. In the case of a floating rate note, the applicable pricing supplement or product supplement will also specify whether the note will bear interest based on the Commercial Paper Rate, LIBOR, EURIBOR, the Prime Rate, the Treasury Rate, the CD Rate, the CMT Rate, the CMS Rate, the Federal Funds Rate or on another interest rate or combination of interest rate bases set forth in the applicable pricing supplement or product supplement.
      The rate of interest on floating rate notes will reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. The reset dates will be specified in the applicable pricing supplement or product supplement and on the face of each note. See “Interest rate reset” below. In addition, the applicable pricing supplement or product supplement will specify the spread or spread multiplier, if any, and the maximum interest rate or minimum interest rate, if any, applicable to each floating rate note.
      The interest rate on the notes will in no event be higher than the maximum rate permitted by applicable law.

      Interest on a note will be payable on the first interest payment date following its date of issue, unless the date of issue is on or after the record date for the first interest payment date, in which case interest will be payable beginning on the second interest payment date following the date of issuance.
      If any interest payment date with respect to any floating rate note, other than an interest payment date that is also the maturity date of that note, if any, falls on a day that is not a Business Day, that interest payment date will be postponed to the next day that is a Business Day and interest will continue to accrue. However, in the case of a LIBOR or EURIBOR note, if the next Business Day is in the following calendar month, the interest payment date will be the preceding Business Day. If the maturity date, if any, of any floating or fixed rate note, or an interest payment date for any fixed rate note falls on a day that is not a Business Day, payment of principal, premium, interest, in each case if any, with respect to that note will be paid on the next Business Day. No interest on that payment will accrue from and after that maturity date, if any, or interest payment date. Interest payable at maturity, if any, will be payable to the person to whom principal is payable.
      Interest rates we offer with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may from time to time change interest rates, interest rate formulas and other variable terms of the notes. No change, however, will affect any note already issued or as to which an offer to purchase has been accepted by us.
Fixed rate notes
      The applicable pricing supplement or product supplement relating to an offering of fixed rate notes will designate one or more fixed rates of interest per year payable on the notes. The rate may change as described above under “Extension of maturity” and below under “Interest rate reset”. The rate of interest may be zero. Interest on the notes will be payable in arrears on the interest payment dates specified in the applicable pricing supplement or product supplement. Unless otherwise specified in the applicable pricing supplement or product supplement, the regular record dates for payment of interest will be the date (whether or not a Business Day) that is 15 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) immediately preceding the interest payment dates specified in the applicable pricing supplement or product supplement; and interest, if any, on U.S. dollar-denominated fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.
Floating rate notes
      Unless we otherwise specify in the applicable pricing supplement or product supplement, each floating rate note will bear interest at a variable rate determined by reference to an interest rate formula or formulas, which may be adjusted by adding or subtracting the spread and/or multiplying by the spread multiplier, each as described below. A floating rate note may also have either or both of the following:

•	a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period, and

•	a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.
      The spread is the number of basis points specified by us in the applicable pricing supplement or product supplement as being applicable to the interest rate for such note. The spread multiplier is the percentage specified by us in the applicable pricing supplement or product supplement as being applicable to the interest rate for such note.
      The applicable pricing supplement or product supplement relating to a floating rate note will designate an interest rate basis or bases for such floating rate note. Such basis or bases may be:

•	the Commercial Paper Rate, in which case such note will be a Commercial Paper Rate note,

•	LIBOR, in which case such note will be a LIBOR note,

•	EURIBOR in which case such note will be a EURIBOR note,

•	the Prime Rate, in which case such note will be a Prime Rate note,

•	the Treasury Rate, in which case such note will be a Treasury Rate note,

•	the CD Rate, in which case such note will be a CD Rate note,

•	the CMT Rate, in which case such note will be a CMT Rate note,

•	the CMS Rate, in which case such note will be a CMS Rate note,

•	the Federal Funds Rate, in which case such note will be a Federal Funds Rate note, or

•	such other interest rate formula or formulae (which may include a combination of more than one of the interest rate bases described above) as may be described in the applicable pricing supplement or product supplement.
      In addition, in the applicable pricing supplement or product supplement we will define or particularize for each note the following terms, if applicable: initial interest rate, interest payment dates, Index Maturity, Index Currency, Calculation Date and Interest Reset Date with respect to such note.
      Unless otherwise specified in the applicable pricing supplement or product supplement, Citibank, N.A. will be the calculation agent with respect to the calculation of rates of interest payable on floating rate notes. The calculation agent will promptly notify the trustee (and, in the case of floating rate notes listed on the Luxembourg Stock Exchange, the Luxembourg paying agent) of each determination of the interest rate. The calculation agent will also notify the trustee (and, in the case of floating rate notes listed on the Luxembourg Stock Exchange, the Luxembourg paying agent) of the interest rate, the interest amount, the interest period and the interest payment date related to each interest reset date as soon as such information is available. The calculation agent and the Luxembourg paying agent will make such information available to the holders of such notes upon request and, in the case of notes listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. Upon the request of a registered holder of a floating rate note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Determination Date with respect to that floating rate note.
      Unless otherwise specified in the applicable pricing supplement or product supplement:

•	the regular record date for payment of interest will be the fifteenth day before the day on which interest will be paid, whether or not such day is a Business Day, and

•	each interest payment on any floating rate note will include interest accrued from and including the date of issue or the last date to which interest has been paid, as the case may be, to, but excluding, the applicable interest payment date or the date of maturity, if any, as the case may be.
      Accrued interest on a floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement or product supplement, the interest factor for each day is computed by dividing the interest rate in effect on that day by:

•	the actual number of days in the year, in the case of Treasury Rate notes and CMT rate notes, or

•	360 days, in the case of all other floating rate notes.
      The interest rate on a floating rate note in effect on any day will be:

•	if the day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to that Interest Reset Date, or

•	if the day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to the preceding Interest Reset Date.

      The interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate specified in the applicable pricing supplement or product supplement.
      Except as otherwise specified in the applicable pricing supplement or product supplement, all percentages and decimals resulting from any calculation of interest on floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or 0.09876545) will be rounded to 9.87655% (or 0.0987655) and 9.876544% (or 0.09876544) will be rounded to 9.87654% (or 0.0987654). All dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards) and, in the case of notes denominated in a specified currency other than U.S. dollars, to the nearest corresponding hundredth of a unit. Amounts of one-half cent, or five one-thousandths of a unit, or more will be rounded upward.
Commercial Paper Rate notes
      A Commercial Paper Rate note will bear interest at an interest rate calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any, as specified in the Commercial Paper Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “Commercial Paper Rate” for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity specified in the applicable pricing supplement or product supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading “Commercial paper — Nonfinancial”.
      The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable pricing supplement or product supplement, as published in H.15 Daily Update under the heading “Commercial paper — Nonfinancial”.

•	If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the following offered rates for commercial paper having the Index Maturity specified in the applicable pricing supplement or product supplement and placed for an industrial issuer whose senior unsecured bond rating is “AA”, or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 a.m., New York City time, by three leading dealers of commercial paper in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
LIBOR notes
      A LIBOR note will bear interest at an interest rate, calculated with reference to the London Interbank Offered Rate (LIBOR) and the spread or spread multiplier, if any, as specified in the LIBOR note and the applicable pricing supplement or product supplement. Unless otherwise specified in the applicable pricing supplement or product supplement, the calculation agent will determine LIBOR as follows:
      With respect to each interest determination date:

•	If “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or product supplement, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity specified in the applicable pricing supplement or product supplement, on that Interest Determination Date, as that rate appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

•	If “LIBOR Reuters” is specified in the applicable pricing supplement or product supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity specified in the applicable pricing supplement or product supplement, on that Interest Determination Date, as those rates appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two such offered rates appear on the Designated LIBOR Page.

•	If neither “LIBOR Moneyline Telerate” nor “LIBOR Reuters” is specified in the applicable pricing supplement or product supplement as the method for calculating LIBOR, LIBOR will be calculated as if “LIBOR Telerate” had been specified.

•	If the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

      With respect to any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

•	LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the Interest Determination Date, offered by four major banks in the London interbank market to prime banks in the London interbank market for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement or product supplement, on that Interest Determination Date, and in a principal amount equal to an amount not less than U.S. $1 million that is representative of a single transaction in the market at that time. The calculation agent will select the four banks after consultation with us and request the principal London office of each of those banks to provide a quotation of its rate. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the arithmetic mean of those quotations.

•	If fewer than two quotations are provided as mentioned above, LIBOR will be the arithmetic mean of the rates for loans of the following kind to European banks quoted, at approximately 11:00 a.m., in the applicable Financial Center, on the Interest Determination Date, by three major banks in the applicable Financial Center: loans in the Index Currency, having the Index Maturity designated in the applicable pricing supplement or product supplement, on that Interest Determination Date and in a principal amount equal to an amount not less than U.S.$1 million that is representative for a single transaction in that market at that time. The calculation agent, after consultation with us, will select the three banks referred to above. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will be LIBOR in effect during the prior interest period that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
EURIBOR notes
      Each EURIBOR note will bear interest at an interest rate equal to the Euro Interbank Offered Rate (EURIBOR) and any spread or spread multiplier as specified in the note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the calculation agent will determine EURIBOR on each Interest Determination Date as follows:
      The calculation agent will determine the offered rates for deposits in euro for the period of the Index Maturity specified in the applicable pricing supplement or product supplement, commencing on the Interest Reset

Date, which appears on page 248 on the Bridge Telerate Service or any successor service or any page that may replace page 248 on that service which is commonly referred to as ‘Telerate Page 248’ as of 11:00 a.m., Brussels time, on that date.
      If EURIBOR cannot be determined on an Interest Determination Date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent for the EURIBOR note will select four major banks in the Euro-zone interbank market. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the Interest Determination Date. These quotations shall be for deposits in euro for the period of the Index Maturity, commencing on the Interest Reset Date. Offered quotations must be based on a principal amount equal to at least U.S. $1,000,000.00 or the approximate equivalent in euro that is representative of a single transaction in such market at that time.
      If two or more quotations are provided, EURIBOR will be the arithmetic mean of those quotations. If less than two quotations are provided, the calculation agent will select four major banks in the Euro-zone. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates and follow the two steps below:

•	The calculation agent will then determine EURIBOR as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the Interest Determination Date. The rates quoted will be for loans in euro, for the period of the Index Maturity, commencing on the Interest Reset Date. Rates quoted must be based on a principal amount of at least U.S. $1,000,000.00 or the approximate equivalent in euro that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period. If there is no preceding interest period, EURIBOR will be the initial interest rate.
Prime Rate notes
      A Prime Rate note will bear interest at an interest rate calculated with reference to the Prime Rate and the spread or spread multiplier, if any, as specified in the Prime Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the note and the applicable pricing supplement or product supplement, the “Prime Rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519), on the Calculation Date pertaining to the Interest Determination Date under the heading “Bank prime loan” or any successor heading.
      The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on the Interest Determination Date as published in H.15 Daily Update opposite the heading “Bank prime loan” or another recognized electronic source.

•	If the above rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as that bank’s prime rate or base lending rate in effect for that Interest Determination Date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 as of 11:00 a.m., New York City time, on the Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on the Interest Determination Date by four major banks in The City of New York selected by the calculation agent from a list approved by us. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than four quotations as described in the paragraph immediately above are provided, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates furnished by the appropriate number of substitute U.S. banks or trust companies in The City of New York that are subject to supervision or examination by federal or state authority. The calculation agent will select the banks or trust companies referred to above from a list approved by us. These banks may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will be the Prime Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.

Treasury Rate notes
      A Treasury Rate note will bear interest at an interest rate calculated with reference to the Treasury Rate and the spread or spread multiplier, if any, as specified in the Treasury Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement, the “Treasury Rate” for any Interest Determination Date is the rate set at the most recent auction of direct obligations of the United States (Treasury bills) having the Index Maturity designated in the applicable pricing supplement or product supplement, as that rate appears on either Telerate Page 56 or Telerate Page 57 (or any pages that may replace such pages) under the heading “Investment Rate”.
      The following procedures will be followed if the Treasury Rate cannot be determined as described above:

•	If the above rate is not published on Telerate Page 56 or Telerate Page 57 (or any pages that may replace those pages) by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the auction average rate, as otherwise announced by the United States Department of the Treasury, for the Interest Determination Date.

•	If the results of the most recent auction of Treasury bills having the Index Maturity designated in the applicable pricing supplement or product supplement are not published or announced as described above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held in a particular week, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15(519) for the Interest Determination Date opposite the Index Maturity under the heading “U.S. government securities/ Treasury bills/ Secondary market”.

•	If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, for the Interest Determination Date in respect of the Index Maturity under the heading “U.S. government securities/ Treasury bills/ Secondary market”.

•	If the above rate is not published in H.15(519), H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Treasury Rate to be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement or product supplement: the rates bid as of approximately 3:30 p.m., New York City time, on the Interest Determination Date by three leading primary United States government securities dealers. The calculation agent, after consultation with us will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CD Rate notes
      A CD Rate note will bear interest at an interest rate calculated with reference to the CD Rate and the spread or spread multiplier, if any, as specified in the CD Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the CD Rate for any Interest Determination Date is the rate on that date for negotiable certificates of deposit having the Index Maturity specified in the applicable pricing supplement or product supplement, as published in H.15(519), on the Calculation Date pertaining to that Interest Determination Date under the heading “CDs (secondary market)” or any successor heading.
      The following procedures will be followed if the CD Rate cannot be determined as described above:
      If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity designated in the applicable pricing supplement or product supplement as published in H.15 Daily Update under the heading “CDs (secondary market)” or any successor heading, or another recognized electronic source.
      If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the arithmetic mean of the following secondary market offered rates for negotiable certificates of deposit of major United States money-center banks of the highest credit standing with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement or product supplement, and in a denomination of U.S. $5,000,000.00: the rates offered as of 10:00 a.m., New York City time, on that Interest Determination Date, by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York. The calculation agent, after consultation with us, will select the three dealers referred to above. These dealers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.
      If fewer than three dealers are quoting as mentioned above, the CD Rate will be the CD Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CMT Rate notes
      A CMT Rate note will bear interest at an interest rate calculated with reference to the CMT Rate and the spread or spread multiplier, if any, as specified in the CMT Rate notes and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “CMT Rate” for any Interest Determination Date is the rate displayed on the Designated CMT Moneyline Telerate Page by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) “Treasury Constant Maturities-Federal Reserve Board Release H.15-Mondays Approximately 3:45 p.m.”, under the column for the Index Maturity specified in the applicable pricing supplement or product supplement for:

•	if the Designated CMT Moneyline Telerate Page is 7051 (or any page that may replace that page), such Interest Determination Date,

•	if the Designated CMT Moneyline Telerate Page is 7052 (or any page that may replace that page), the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, or

•	if no page is specified, the Designated CMT Moneyline Telerate Page is 7052 (or any page that may replace that page) and the second bullet point immediately above applies.
      The following procedures will be used if the CMT Rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or if the applicable CMT Telerate page is 7052 (or any page that may replace that page), the one-week or one-month, as applicable, average rate, for the Index Maturity for the Interest Determination Date, as published in H.15(519).

•	If that rate is no longer published in H.15(519), or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, or if the applicable CMT Telerate page is 7052 (or any page that may replace that page), the one-week or one-month, as applicable, average rate, for the Index Maturity for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519).

•	If that information is no longer provided by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued direct noncallable fixed rate obligations of the United States (Treasury Notes) with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than the Index Maturity minus one year: the rates reported as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, by three leading primary United States government securities dealers in The City of New York, according to their written records. The calculation agent will select, after consultation with us, five leading primary United States government securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If the calculation agent cannot obtain three Treasury Note quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes with an original maturity of the number of years that is the next highest to the Index Maturity, a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million: the offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers in The City of New York, selected using the same method described above.

•	If three or four (but not five) reference dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

•	If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will be the CMT Rate in effect that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
CMS Rate notes
      A CMS Rate note will bear interest at an interest rate calculated with reference to the CMS Rate and the spread or spread multiplier, if any, as specified in the CMS Rate notes and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “CMS Rate” for any Interest Determination Date is the rate displayed on the Moneyline Telerate Page 42276 (or any page that may replace that page) by 11:00 a.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 EST (16:00 GMT)”, under the column for the Index Maturity specified in the applicable pricing supplement or product supplement for that Interest Determination Date.
      The following procedures will be used if the CMS Rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the applicable pricing supplement or product supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the Calculation Date.

•	If that information is no longer displayed by 11:00 a.m., New York City time, on the Calculation Date, then the CMS rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the Calculation Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the applicable pricing supplement or product supplement commencing on that Interest Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS Rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•	If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS Rate will be the CMS Rate in effect on that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.
Federal Funds Rate notes
      Federal Funds Rate notes will bear interest at an interest rate calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any, as specified in the Federal Funds Rate note and the applicable pricing supplement or product supplement.
      Unless otherwise specified in the applicable pricing supplement or product supplement, the “Federal Funds Rate” for any Interest Determination Date is the rate on that date for Federal Funds as published in H.15(519) under the heading “Federal funds (effective)”, as such rate is displayed on Moneyline Telerate Page 120, on the Calculation Date pertaining to that Interest Determination Date.
      The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update under the heading “Federal funds (effective)” or any successor heading or another recognized electronic source.

•	If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m., New York City time, on such Interest Determination Date, by each of three leading brokers of Federal funds transactions in New York City. The calculation agent, after consultation with us, will select the three brokers referred to above. These brokers may include one or more of the agents named on the cover of this prospectus supplement or their affiliates.

•	If fewer than three brokers selected by the calculation agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect that Interest Determination Date or, if that Interest Determination Date is the first Interest Determination Date, the initial interest rate.

Floating rate/fixed rate notes
      A note may be a floating rate note for a portion of its term and a fixed rate note for a portion of its term. In this event, the interest rate on the note will be determined as if it were a floating rate note and a fixed rate note for each specified period, as set out in the applicable pricing supplement or product supplement.
Interest rate reset
      If we have the option under any note to reset the interest rate, in the case of a fixed rate note, or to reset the spread and/or spread multiplier, in the case of a floating rate note, we will indicate such option in the applicable pricing supplement or product supplement relating to such note, and, if so:

•	the date or dates on which such interest rate or such spread and/or spread multiplier, as the case may be, may be reset, each being referred to as an optional reset date, and

•	the basis or formula, if any, for such optional reset.
      We may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 calendar days prior to an optional reset date for such note, unless otherwise specified in the applicable pricing supplement or product supplement. Not later than 40 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to such optional reset date, the trustee will mail to the holder of such note a notice, called the reset notice, first class, postage prepaid, setting forth:

•	our election to reset the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note,

•	such new interest rate or such new spread and/or spread multiplier, and

•	the provisions, if any, for redemption during the period from such optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity, if any, of such note (each such period is called a subsequent interest period) including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such subsequent interest period.
      Notwithstanding the above, not later than 20 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to an optional reset date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread and/or spread multiplier, in the case of a floating rate note, in either case provided for in the reset notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread and/or spread multiplier, in the case of a floating rate note, for the subsequent interest period commencing on such optional reset date by mailing or causing the trustee to mail notice of such higher interest rate or higher spread and/or spread multiplier, as the case may be, first class, postage prepaid, to the direct holder of such note. Such notice shall be irrevocable. All notes with respect to which the interest rate or spread and/or spread multiplier is reset on an optional reset date will bear such higher interest rate, in the case of a fixed rate note, or higher spread and/or spread multiplier, in the case of a floating rate note.
Redemption and repurchase
      Unless otherwise specified in the applicable pricing supplement or product supplement, we will not provide any sinking fund for your note.
      Unless the applicable pricing supplement or product supplement specifies a redemption commencement date, on which we may redeem a note, or a repurchase date, on which a note may be repayable at the option of the holder, the notes will not be redeemable by us or repayable at the option of the holder before their stated maturity.
Optional early redemption (call)
      If applicable, the pricing supplement or product supplement will indicate the terms on which the notes will be redeemable or subject to repurchase at our option. Unless otherwise specified in the applicable pricing supplement or product supplement, notice of redemption or repurchase will be provided by mailing a notice of redemption or repurchase to each holder at least 30 calendar days and not more than 60 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) before the date fixed for redemption or repurchase. If not all the notes having the same terms are to be redeemed or repurchased, as the case may be, the notes to be redeemed or repurchased shall be selected by the trustee by a method that the trustee deems fair and appropriate. Unless otherwise specified in the applicable pricing supplement or product supplement, the notes will not be subject to any sinking fund.
Optional early redemption (put)
      If applicable, the pricing supplement or product supplement will indicate that the notes will be subject to repurchase at the option of the holder on a date or dates prior to maturity, if any, and at a price or prices, set forth in the applicable pricing supplement or product supplement, together with accrued interest to the date of repurchase.
      If a note is represented by a global note, the depositary or its nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repurchase. In order to ensure that the depositary or its nominee will timely exercise a right to repurchase with respect to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repurchase. Different firms have different cut-off times for accepting instructions from their customers. As a result, each beneficial owner should timely consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.
      In order for a certificated note to be repurchased, the trustee must receive at least 30 calendar days but not more than 45 calendar days (unless otherwise specified in the applicable pricing supplement or product supplement) prior to the repurchase date:

•	appropriate wire instructions, and

•	either (a) the note with the form entitled “Option to Elect Repurchase” on the reverse of the note duly completed, or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth:

–	the name of the holder of the note,

–	the principal amount of the note,

–	the portion of the principal amount of the note to be repurchased,

–	the certificate number or a description of the tenor and terms of the note,

–	a statement that the option to elect repurchase is being exercised, and

–	a guarantee that the note to be repaid with the form entitled “Option to Elect Repurchase” on the reverse of the note duly completed will be received by the trustee within five Business Days. The trustee must actually receive the note and form duly completed by the fifth Business Day.

      The “Option to Elect Repurchase” form on the reverse of the note will be addressed to the Company and will substantially read as follows:
      “The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of an event which entitles the holder to opt for optional early redemption and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000.00 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the purchase price indicated in the Indenture or applicable pricing supplement, including accrued interest, if any, up to, but excluding, such date, plus such other amounts as may be owing (as described in the pricing supplement) to the registered Holder hereof. Principal amount to be redeemed (in an integral multiple of $1,000.00 if less than all):”
      The signature on the form must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934; and the signature on the form must correspond to the name written upon the face of the note in every particular, without alteration or any change whatsoever.
      Exercise of the repurchase option by the holder of a note shall be irrevocable. The holder of a note may exercise the repurchase option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repurchase is an authorized denomination. No transfer or exchange of any note will be permitted after exercise of a repurchase option. If a note is to be repurchased in part, no transfer or exchange of the portion of the note to be repurchased will be permitted after exercise of a repurchase option. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by us and our determination will be final, binding and non-appealable.
      All instructions given by indirect beneficial owners to their banks or brokers to exercise a repurchase option will be irrevocable. In addition, at the time any indirect beneficial owner gives instructions to exercise a repayment option, the indirect beneficial owner must cause the bank or broker through which he or she owns an interest in the global note to transfer the bank’s or broker’s interest in the global note to the trustee.
      If the repurchase option of the holder as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, we will comply with Rule 14e-1 as then in effect to the extent applicable.
Open market purchases
      We may purchase notes at any price in the open market or otherwise. Notes not purchased by us may, at our discretion, be held or resold or surrendered to the trustee for cancellation.
Optional early redemption for taxation reasons
      Unless the applicable pricing supplement provides otherwise, we may redeem the notes before their maturity, if any, in whole but not in part, as provided in the accompanying prospectus under the heading “Description of debt securities — Tax redemption”.
Redemption of an original issue discount note
      Regardless of anything in this prospectus supplement to the contrary, if a note is an Original Issue Discount Note (other than an index linked note), the amount payable in the event of redemption or repayment prior to its stated maturity, if any, will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an Original Issue Discount Note will be equal to (i) the issue price plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the applicable pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an Original Issue Discount Note exceed its principal amount.

Settlement mechanics
      The settlement mechanics applicable to notes calling for physical settlement will be described in the applicable pricing supplement.
Covenants
      The covenants contained in the indenture will apply to the notes unless otherwise specified in any applicable pricing supplement. These covenants are in summary:

•	to pay principal, any premium, interest in accordance with the terms of the notes,

•	to maintain a paying agent or office, and if it acts as its own paying agent to hold moneys in trust,

•	to deliver to the trustee a compliance certificate within 120 days after the end of each fiscal year, and

•	to preserve its existence (subject to exceptions).
Other provisions
      Any provisions with respect to the notes, including the specification and determination of one or more interest rate bases, the calculation of the interest and/or principal payable on the notes, any redemption, extension or repayment provisions, or any other provisions relating to the notes, may be modified or supplemented to the extent not inconsistent with the terms of the indenture, so long as the provisions are specified in the notes and in the applicable pricing supplement.
Further issues
      The issuer may, from time to time and without the consent of the holders of the notes, create and issue notes of a series having the same ranking and the same interest rate, maturity, if any, and other terms as any tranche of notes issued hereunder, except for the initial offering price and issue date and, in some cases, the first interest payment date (a further issue). Any such additional notes having such similar terms will, together with the notes of that tranche, constitute a single series of notes under the indenture.
Payment of additional amounts
      Unless otherwise specified in any applicable pricing supplement, if any deduction or withholding for any current or future taxes or governmental charges of Norway or the United States of America is required, we have agreed to pay additional amounts as described in the accompanying prospectus under the heading “Description of debt securities – Payment of additional amounts”.
Defeasance
      We may discharge or defease the notes as described in the accompanying prospectus under the heading “Description of debt securities — Defeasance”.
Paying agents, transfer agents and exchange rate agent
      Unless otherwise specified in the applicable pricing supplement, Citibank, N.A. will be the registrar, paying agent, transfer agent, calculation agent, determination agent and the exchange rate agent for the notes. Dexia Banque Internationale à Luxembourg, société anonyme, will be the Luxembourg paying agent for the notes. As long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a paying agent and transfer agent in Luxembourg.
Important currency information
      Purchasers are required to pay for each note in the specified currency specified by us for that note. If requested by a prospective purchaser of notes denominated in a currency other than U.S. dollars on or prior to the fifth day preceding the delivery of the notes, the agent soliciting the offer to purchase may, at its discretion, arrange for the conversion of U.S. dollars into such specified currency to enable the purchaser to pay for such notes. Each such conversion will be made by the relevant agent on such terms and subject to such conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice, and any cost associated with such conversion will be solely for the account of the purchaser. We disclaim any responsibility for any such transaction. The obligations of each purchaser to us will be absolute regardless of any such conversion arrangement.
      The notes will be governed by and construed in accordance with the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture will be governed by the laws of Norway. If an action based on the notes were commenced in a court in the United States, it is likely that the court would grant judgment relating to the notes only in U.S. dollars. It is not clear, however, whether, in granting judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. New York statutory law provides, however, that a court will render a judgment in the foreign currency of the underlying obligations and that the judgment will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
      Foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated. The information described in this prospectus supplement, including the information relating to foreign currency transactions, is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers with respect to any matters that may affect the purchase, sale, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of their investment in the notes in light of their particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated with respect to the particular type of notes we may offer including foreign currency transactions or transactions involving the type of index or formula used to determine the amount payable or otherwise. See “Risk factors — Risks related to the notes — Foreign currency risks”. Investors should also consider carefully, among other factors, the matters described in the documents incorporated herein by reference as well as the matters described below, and any other matter described in any applicable pricing supplement.
      The applicable pricing supplement relating to notes that are denominated in, or the payment of which is determined with reference to, a specified currency other than U.S. dollars or relating to currency indexed notes will contain information concerning historical exchange rates for such specified currency against the U.S. dollar or other relevant currency, a description of such currency or currencies and any exchange controls affecting such currency or currencies. Information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trend in fluctuations in currency exchange rates that may occur in the future.
Payment currency
      Except as described in the applicable pricing supplement or product supplement, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is unavailable in our good faith judgment due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to such note shall be made in U.S. dollars until such currency is again available or so used. Unless we otherwise specify in the applicable pricing supplement or product supplement, the amount so payable on any date in such foreign currency shall be converted into U.S. dollars at a rate determined by the exchange rate agent on the basis of the market exchange rate on the second Business Day prior to such payment, or, if the market exchange rate is not then available, the most recently available market exchange rate or as otherwise determined by us in good faith if the foregoing is impracticable. Any payment in respect of such note made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.
      Unless we otherwise specify in the applicable pricing supplement or product supplement, the notes that are denominated in, or the payment of which is determined by reference to, a specified currency other than U.S. dollars, will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, our obligations with respect to payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of:

•	change in the value of a foreign currency due solely to fluctuations in exchange rates, or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself redenominated.
      If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.
      All determinations referred to above made by the exchange rate agent shall be at its sole discretion, except to the extent expressly provided herein that any determination is subject to our approval. In the absence of manifest error, such determinations shall be conclusive for all purposes and binding on holders of the notes and the exchange rate agent shall have no liability therefor.
Exchange rates and exchange controls
      If you invest in foreign currency notes, significant risks that are not associated with a similar investment in a security denominated in U.S. dollars may apply to your investment. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on economic and political events over which we have not control, including the supply of and demand for the relevant currencies. In recent years, rates or exchange between the U.S. dollar and some foreign currencies have been highly volatile, and volatility of this kind may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any note. Depreciation of a specified currency other that U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of the note below its coupon rate, and could result in a loss to you on a U.S. dollar basis.
      Governments have imposed from time to time and may in the future impose exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at a note’s maturity. Even if there are no actual exchange controls, the specified currency for any particular note might not be available at the note’s maturity. In that event, we will repay in U.S. dollars on the basis of the most recently available noon buying rate in The City of New York for cable transfers for the specified currency as quoted by the Federal Reserve Bank of New York. See “Description of debt securities — Payment of principal and interest” for a discussion of these payment procedures.
      Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on notes made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency. See “Description of debt securities — Payment of principal and interest” for a discussion of these payment procedures.
      Unless otherwise specified in the applicable pricing supplement or product supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which particular notes are denominated.

TAXATION IN THE UNITED STATES
      For a description of certain material U.S. Federal income tax consequences to beneficial holders of the notes, see “Taxation in the United States” in the accompanying prospectus.
TAXATION IN NORWAY
      For a description of the material tax consequences in Norway of owning the notes, see “Taxation in Norway” in the accompanying prospectus.
VALIDITY OF NOTES
      The validity of the notes under New York law has been passed upon by Allen & Overy LLP, London, England. The validity of the notes under Norwegian law has been passed upon by Jens Olav Feiring, Esq. Mr. Feiring is General Counsel of Eksportfinans. From time to time, Allen & Overy LLP performs legal services for Eksportfinans. Sullivan & Cromwell LLP, London, England, has advised the agents as to certain legal matters.

SUPPLEMENTAL PLAN OF DISTRIBUTION
      ABN AMRO Bank N.V., Banc of America Securities Limited, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., Bear, Stearns International Limited, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citigroup Global Markets Limited, Commerzbank Capital Markets Corp., Credit Suisse Securities (Europe) Limited, Credit Suisse Securities (USA) LLC, Daiwa Securities SMBC Europe Limited, Deutsche Bank AG, London Branch, Deutsche Bank Securities Inc., Dresdner Bank AG London Branch, FTN Financial Securities Corp., Goldman, Sachs & Co., Goldman Sachs International, IXIS Securities North America Inc., Jefferies and Company, Inc., J.P. Morgan Chase & Co., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities International plc, Mizuho International plc, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, Nomura International plc, Nomura Securities International, Inc., Nordea Bank Danmark A/S, The Toronto-Dominion Bank, UBS Limited, and Wachovia Capital Markets, LLC, whom we call the agents, and we have entered into a distribution agreement dated as of June 2, 2004, as amended December 21, 2005, with respect to the notes. The agents have agreed to use their reasonable efforts to solicit offers to purchase the notes if we satisfy the conditions specified in the distribution agreement. We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. The commission will range from 0.125% to 0.750% of the principal amount of the notes depending on the maturity of the notes; provided, however, that commissions with respect to notes with a stated maturity of more than 30 years will be negotiated between us and the applicable agent at the time of sale.
      We may also sell notes to agents who will purchase the notes as principals for their own accounts. Any sale of this kind will be made at a price equal to the issue price specified in the applicable pricing supplement, less a discount. Unless otherwise stated, the discount will equal the applicable commission on an agency sale of notes of the same maturity. Any notes the agents purchase as principals may be resold at the market price or at other prices determined by the agents at the time of resale.
      The agents may resell any notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the agents received from us. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.
      We may sell notes directly on our own behalf. No commission will be paid on any notes sold directly by us. In addition, we have reserved the right to accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commission rates, as would apply to purchases of notes under the distribution agreement referred to above. We have also reserved the right to appoint additional agents to solicit offers to purchase notes. Additional agents may accede from time to time to the distribution agreement. Any additional agents will be named in the applicable pricing supplement.
      The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933. We have agreed to indemnify the several agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933.
      The agents may sell to dealers who may resell to investors, and the agents may pay all or part of the discount or commission they receive from us to the dealers. These dealers may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933.
      The notes are a new issue of securities with no established trading market and are not expected to be listed on any securities exchange in the United States. Application has been made for notes issued pursuant to this prospectus supplement to be admitted to trading on the Luxembourg Stock Exchange’s regulated market and to be listed on the Official List of the Luxembourg Stock Exchange. We will specify in the applicable pricing supplement or product supplement whether the notes will be listed on the Luxembourg Stock Exchange or another securities exchange or will be unlisted. We do not know how liquid the trading market for the notes will be.
      We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $505,000, representing approximately $400,000 in legal fees, $55,000 in accounting fees, $30,000 in printing costs, and $20,000 in trustee and agency fees. As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus supplement we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107.00 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$7,067.48 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-112973).
      In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and penalty bids:

•	Short sales involve the sale by the agents of a greater number of notes than they are required to purchase in the offering.

•	Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the agents to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction or stabilizing purchase.
      Any of these transactions may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. The agents may conduct these transactions in the over-the-counter market or otherwise. If the agents commence any of these transactions, the agents may discontinue them at any time.
      In the ordinary course of their business, the agents and some of their affiliates have engaged in, and may in the future engage in, investment and commercial banking transactions and financial advisory services with us and some of our affiliates.
Notes offered outside the United States
      If the applicable pricing supplement indicates that any of the notes will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.
      As further described in “Selling restrictions” below, each agent has represented and agreed, and any other agent through which we may offer these securities on a global basis will represent and agree, that it will comply, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, with all applicable laws and regulations in force in any jurisdiction outside the United States in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement or product supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction outside the United States to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the compliance of the agents with the applicable laws and regulations or obtaining any required consent, approval or permission.
      Purchasers of any securities offered on a global basis may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

Selling restrictions
      No action has been or will be taken in any jurisdiction, except in the United States, that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus or any other material relating to this offering or the notes, in any jurisdiction where action for that purpose is required.
      Each agent has agreed that it will comply, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers notes or possesses or distributes this prospectus supplement and will obtain any consent, approval or permission required by it for the purchase, offer, sale or delivery by it of notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither we nor any of the agents shall have any responsibility therefor.
      Other than with respect to the United States, neither we nor any of the agents represent that the notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assume any responsibility for facilitating such sale.
      Relevant agents will be required to comply with such other restrictions as we and the relevant agent shall agree.
      In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(i)	in the period beginning on the date of publication of a prospectus in relation to those notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of that publication;

(ii)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
United Kingdom
      In connection with any offering of the notes, each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that:

(i)	in relation to any notes which have a maturity of less than one year, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent)

for the purposes of its business and (b) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the FSMA) by the issuer;

(ii)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any note in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(iii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Japan
      The notes have not been and will not be registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948 as amended) (the SEL). Each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that, in connection with this offering, it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the SEL and any other applicable laws, regulations and ministerial guidelines of Japan.
France
      The prospectus supplement is not being distributed in the context of a public offer in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code Monétaire et Financier), and has not been submitted to the Autorité des Marchés Financiers for prior approval.
      The issuer and each of the agents, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that either:

(i)	it has only made and will only make an offer of notes to the public (appel public à l’épargne) in France in the period beginning (a) when a prospectus in relation to those notes has been approved by the Autorité des marchés financiers (the AMF), on the date of its publication, or (b) when a prospectus has been approved by the competent authority of another Member State of the European Economic Area which has implemented the EU Prospectus Directive 2003/71/ EC, on the date of notification of such approval to the AMF, and ending at the latest on the date which is 12 months after the date of the approval of such prospectus, all in accordance with articles L.412-1 and L.621-8 of the French Code monétaire et financier and the Règlement général of the AMF; or

(ii)	it has not offered or sold, and will not offer or sell, directly or indirectly, notes to the public in France, and it has not distributed or caused to be distributed, and will not distribute or cause to be distributed to the public in France, the prospectus supplement or any other offering materials relating to the notes and such offers, sales and distributions have only been and will only be made in France to (a) providers of investment services relating to portfolio management for the account of third parties, or (b) qualified investors (investisseurs qualifiés), or both, each as defined in, and in accordance with, articles L.411-1, L.411-2, and D.411-1 of the French Code monétaire et financier.
      Recipients of this prospectus supplement are advised that it is not to be further distributed or reproduced (in whole or in part) in France, and that the prospectus supplement has been distributed on the undertaking that such recipients will only participate in the issue or sale of the notes for their own account and undertake not to transfer, directly or indirectly, the notes to the public in France other than in compliance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 of the French Monetary and Financial Code.
The Netherlands
      In connection with any offering of the notes, each agent, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that any notes with a maturity of less than 12 months and a denomination of less than €50,000 will only be offered in The Netherlands in circumstances where another exemption or a dispensation from the requirement to make a prospectus publicly available has been granted under Article 4 of the Securities Transaction Supervision Act 1995 (Wet toezicht effectenverkeer 1995).
Hong Kong
      The issuer and each of the agents, on behalf of itself and each of its affiliates, has severally represented and agreed, or will severally represent and agree, that:

(i)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent), or (b) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
      This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the SFA). Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the SFA, (b) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
      Each of the following relevant persons specified in Section 275 of the SFA which has subscribed or purchased notes, namely a person who is:

(i)	a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

should note that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the SFA except:

(a)	to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA;

(b)	where no consideration is given for the transfer; or

(c)	by operation of law.

LISTING AND GENERAL INFORMATION
      Application has been made for permission to admit the notes to trading on the Luxembourg Stock Exchange’s regulated market and to list the notes on the Official List of the Luxembourg Stock Exchange. In connection with the listing application, the Articles of Association of Eksportfinans and a legal notice relating to the issuance of the notes have been deposited before listing with the Registre du Commerce et des Sociétés à Luxembourg, where copies of the documents may be obtained upon request. So long as any notes listed on the Luxembourg Stock Exchange are outstanding, copies of the above documents, together with this prospectus supplement, the accompanying prospectus, any relevant product supplement, the indenture, any other material agreement relating to the issuance and distribution of the notes, our current annual report (including audited financial statements) and quarterly or other periodic reports incorporated by reference in the accompanying prospectus, as well as all future annual reports (including audited financial statements), quarterly or other periodic reports incorporated by reference in the accompanying prospectus, will be made available free of charge at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg. As the parent company, Eksportfinans conducts its operations directly and through its only subsidiary, Kommunekreditt. We do not publish any non-consolidated financial statements. Kredietbank S.A. Luxembourgeoise will act as intermediary in Luxembourg between us and the holders of the notes so long as the notes remain in global form. As long as the notes are listed on the Luxembourg Stock Exchange, we will maintain a listing agent in Luxembourg. The initial listing agent in Luxembourg is Kredietbank S.A. Luxembourgeoise.
      The documents incorporated by reference in the accompanying prospectus, copies of the annual reports, other periodic reports, this prospectus supplement and accompanying prospectus and all relevant pricing supplements and product supplements will be available free of charge at the main office of Kredietbank S.A. Luxembourgeoise in Luxembourg.
      Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference in these documents, there has been no material adverse change in our financial position since December 31, 2005, the date of our last audited financial statements.
      Other than as disclosed or contemplated in this prospectus supplement or the accompanying prospectus or in the documents incorporated by reference in these documents, neither we nor any of our subsidiaries is involved in litigation, arbitration or administrative proceedings relating to claims or amounts that are material in the context of the issue of the notes.
      Resolutions relating to the issue and sale of the notes were adopted by our board of directors on February 16, 2006.
      If specified in the applicable pricing supplement or product supplement, notes may, when issued, be accepted for clearance through DTC, Clearstream, Luxembourg, Euroclear or such other clearing systems as are specified in the applicable pricing supplement or product supplement and, in the case of notes listed on the Luxembourg Stock Exchange, acceptable to the Luxembourg Stock Exchange.
      We have given an undertaking in connection with the listing of any notes on the Luxembourg Stock Exchange to the effect that, so long as any such notes remain outstanding and listed on such exchange, in the event of any material adverse change in our business or financial position that is not reflected in this prospectus supplement and the accompanying prospectus as then amended or supplemented (including the documents incorporated by reference), we will prepare an amendment or supplement to this prospectus supplement or publish a new document for use with any subsequent offering and listing of any notes by us.
      The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement or the accompanying prospectus.

GLOSSARY
      Set forth below are definitions of some of the terms used in this prospectus supplement and not defined in the attached prospectus.
      Bond equivalent yield means a yield calculated in accordance with the following formula and expressed as a percentage:

D × N
Bond equivalent yield	=		×	100
360 – (D × M)
where “D” refers to the applicable annual rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
      Business Day means for any note, a day which meets the following applicable requirements:

(i)	with respect to any note, any day that is not a Saturday or Sunday and that, in the place designated for payment of the applicable note, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close; and

(ii)	if the note is a LIBOR note, a day that is also a London Business Day; and

(iii)	if the note is a EURIBOR note, a day that is also a Euro Business Day; and

(iv)	if the note is denominated in euro or is a LIBOR note for which the Index Currency is the euro, a day that is also a Euro Business Day; and

(v)	if the note is denominated in a specified currency other than euro, any day that is also not a day on which banking institutions are authorized or required by law to close in the Financial Center of the country issuing the specified currency.
      Calculation Date means, with respect to any Interest Determination Date, the date on or before which the calculation agent is to calculate an interest rate for a floating rate note. Unless otherwise specified in the note and the applicable pricing supplement or product supplement, the Calculation Date pertaining to an Interest Determination Date for a floating rate note will be the first to occur of:

(i)	the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next succeeding Business Day; or

(ii)	the Business Day preceding the applicable interest payment date or date of maturity, if any, redemption or repayment, of that note, as the case may be.
      Designated CMT telerate page means the display on the Moneyline Telerate, Inc., or any successor service, on the page specified in the applicable pricing supplement or product supplement, or any other page that replaces that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified, page 7052 (or any page that may replace that page) for the most recent week.
      Designated LIBOR page means (i) if “LIBOR Reuters” is designated in the applicable pricing supplement or product supplement, the display designated as page “LIBO” on the Reuters Monitor Money Rates Service, or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (ii) if “LIBOR Telerate” is designated in the applicable pricing supplement or product supplement, Telerate Page 3750 (or any page that may replace that page).
      Euro business day means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.
      Euro-zone means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

      Financial Center means the capital city of the country issuing the specified currency, except that with respect to the following currencies the Financial Center shall be the city listed next to each currency:

Currency	Financial Center

U.S. dollar	The City of New York
Australian dollar	Sydney
Canadian dollar	Toronto
South African rand	Johannesburg
Swiss Franc	Zurich
      H.15(519) means the weekly statistical publication entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System and available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication.
      H.15 daily update means the daily update of H.15 (519), available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.
      Index Currency means the currency, including composite currencies, specified in the applicable pricing supplement or product supplement as the currency for which LIBOR shall be calculated. If no currency is specified, the Index Currency will be U.S. dollars.
      Index Maturity means the period of time designated as the representative maturity, if any, of the certificates of deposit, the commercial paper, the Index Currency, the Treasury bills or other instrument or obligation, respectively, by reference to transactions in which the CD Rate, the Commercial Paper Rate, LIBOR, EURIBOR, the Treasury Rate and the CMT Rate, respectively, are to be calculated, as set forth in the applicable pricing supplement or product supplement.
      Interest Determination Date means the date as of which the interest rate for a floating rate note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date.
      Unless otherwise specified in the applicable pricing supplement or product supplement:

(i)	the Interest Determination Date pertaining to an Interest Reset Date for a CD Rate note, Commercial Paper Rate note, Federal Funds Rate note, Prime Rate note or CMT Rate note will be the second Business Day preceding that Interest Reset Date;

(ii)	the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR note will be the second London Business Day preceding that Interest Reset Date;

(iii)	the Interest Determination Date pertaining to an Interest Reset Date for a EURIBOR note will be the second Euro Business Day preceding that Interest Reset Date; and

(iv)	the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate note will be the day of the week during which that Interest Reset Date falls on which Treasury bills of the Index Maturity designated in the applicable pricing supplement or product supplement are auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the following week.

      Interest reset date means the date on which a floating rate note will begin to bear interest at the interest rate determined as of the related Interest Determination Date. Unless otherwise specified in the applicable note and pricing supplement or product supplement, the Interest Reset Dates will be:

(i)	in the case of floating rate notes that reset daily, each Business Day;

(ii)	in the case of floating rate notes, other than Treasury Rate notes, that reset weekly, Wednesday of each week;

(iii)	in the case of Treasury Rate notes that reset weekly, Tuesday of each week;

(iv)	in the case of floating rate notes that reset monthly, the third Wednesday of each month;

(v)	in the case of floating rate notes that reset quarterly, as specified in the applicable pricing supplement or product supplement;

(vi)	in the case of floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year specified in the applicable pricing supplement or product supplement; and

(vii)	in the case of floating rate notes that reset annually, the third Wednesday of one month of each year specified in the applicable pricing supplement or product supplement.
      If an interest reset date for any floating rate note would otherwise be a day that is not a Business Day, that Interest reset date will be postponed to the next Business Day. However, in the case of a LIBOR note or a EURIBOR note if that Business Day is in the following calendar month, that Interest reset date will be the preceding Business Day. If a treasury bill auction, as described in the definition of interest determination date, will be held on any day that would otherwise be an interest reset date for a treasury rate note, then that Interest reset date will instead be the Business Day immediately following that auction date.
      London Business Day means any day on which dealings in deposits in the index currency are transacted in the London interbank market.
      Money market yield means a yield calculated in accordance with the following formula and expressed as a percentage:

D × 360
Money market yield	=		×	100
360 – (D × M)
where “D” refers to the annual rate for commercial paper, quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the applicable interest reset period for which interest is being calculated.
      Reuters screen USPRIME1 page means the display on the Reuters Monitor Money Rates Service on the page designated as “USPRIME1”, or any other page that replaces that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.
      Telerate page 56, telerate page 57, telerate page 120, telerate page 248 and telerate page 3750 mean the displays designated on Moneyline Telerate, Inc. as Page 56, Page 57, Page 120, Page 248 or Page 3750, or any page that replaces either Page 56, Page 57, Page 120, Page 248 or Page 3750 on that service, or another service that is nominated as the information vendor, for the purpose of displaying the applicable Treasury bill, federal funds LIBOR or EURIBOR rates.

ANNEX A: FORM OF PRICING SUPPLEMENT

PRICING SUPPLEMENT NO. ● dated ●	Pursuant to Rule 424(b)(●)
to Prospectus Supplement and Prospectus dated February 5, 2007	Registration No. 333-[ ● ]
relating to the Eksportfinans ASA U.S. Medium-Term Note Program
[Title of Notes]
      This document is a pricing supplement. This pricing supplement provides specific pricing information in connection with this issuance of notes. Prospective investors should read this pricing supplement together with any applicable product supplement, the prospectus supplement and the prospectus dated February 5, 2007 for a description of the specific terms and conditions of the particular issuance of notes. This pricing supplement amends and supersedes any applicable product supplement, the accompanying prospectus supplement and prospectus to the extent that the information provided in this pricing supplement is different from the terms set forth in any applicable product supplement, the prospectus supplement or the prospectus.

Issuer:	Eksportfinans ASA
Issuer rating:	●
Specified currency:	●
Principal amount:	●
CUSIP No.:	●
Common code:	●
ISIN:	●

	Price to	Discounts and	Proceeds to us (before
	Public	Commissions	expenses)

Per note:	[100]%	● %	● %
Total:	$ ●	$ ●	$ ● - ●

Agents:	[List agents and their addresses]
Agent acting in the capacity as indicated below:	[ ] Agent [ ] principal
Trade date:	●
Original issue date:	●
Stated maturity date:	●
Index linked note:	[ ] Yes [ ] No [If yes, index:]
Asset linked note:	[ ] Yes [ ] No [If yes, asset:] [If yes, determination agent:]
Amortizing note:	[ ] Yes [ ] No
[Insert schedule, if applicable]
Zero coupon:	[ ] Yes [ ] No
Exchangeable:	[ ] Yes [ ] No [If yes, insert applicable details] [ ] optional [ ] mandatory
Fixed rate note:	[ ] Yes [ ] No If so, interest rate per annum: ● %

Floating rate note:	[ ] Yes [ ] No
[ ] commercial paper rate
[ ] LIBOR
[ ] EURIBOR
[ ] Prime rate
[ ] Treasury rate: constant maturity [ ] Yes [ ] No
[ ] CD rate
[ ] CMT rate
[ ] CMS rate
[ ] Federal funds rate
[ ] Other:
Spread (+/-):
Spread multiplier:
Maximum interest rate limitation, if any:
Minimum interest rate limitation if any:
Index maturity:
Interest reset dates:
Interest determination dates:
Calculation agent:
Calculation date:
[Include any additional LIBOR or EURIBOR terms:	[Define]]
Interest payment dates:	●
Interest accrual:	[Define]
Original issue discount:	[ ] Yes [ ] No
Issue price:
Total amount of OID:
Yield to maturity:
Initial accrual period OID:
Interest computation:	[Define]
Day count convention:	[ ] Actual/360 [ ] Actual/ actual [ ] 30/360
Accrue to pay:	[ ] Yes [ ] No
Tax redemption:	[ ] Yes [ ] No
Extension of maturity:	[If applicable]
Optional redemption:	[If applicable]
Optional repayment date(s):
Optional repayment price(s):
Additional amounts payable:	[ ] Yes [ ] No
Authorized denomination (if other than $1,000.00 and integral multiples thereof):	[If applicable]
Renewable note:	[ ] Yes [ ] No
Form of notes:	[ ] Book-Entry [ ] Certificated

[RISK FACTORS
      This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal accounting, tax and other advisors with respect to any investment in the notes.]1
      [Additional disclosure to be added, as necessary].
[TAXATION
      The following summary is a general description of certain United States [and Norwegian] tax considerations relating to the ownership and disposition of notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of notes should consult their tax advisers as to the consequences of acquiring, holding and disposing of notes under the tax laws of the country of which they are resident for tax purposes as well as under the laws of any state, local or foreign jurisdiction. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.]2
      [Additional disclosure to be added, as necessary].
      Capitalized terms used herein without definition have the meanings ascribed to them in the prospectus supplement and the accompanying prospectus.
[SUPPLEMENTAL PLAN OF DISTRIBUTION
      The notes are being purchased by [       ●       ] (the agent) as principal, pursuant to a terms agreement dated as of [       ●       ] between the agent and us. [The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes].
      From time to time, the agent and its affiliates have engaged, and in the future may engage, in transactions with and performance of services for us for which they have been, and may be, paid customary fees. In particular, the agent (or its affiliate) is our swap counterparty for a hedge of our obligation under the notes.]
[RESPONSIBILITY
      This pricing supplement, the prospectus supplement and the prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this pricing supplement, any applicable product supplement, the prospectus supplement or the prospectus. We accept full responsibility for the accuracy of the information contained in this pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus and, having made all reasonable inquiries, confirm that to the best of our knowledge and belief there are no other facts the omission of which would make any statement contained in this pricing supplement, any applicable product supplement, the prospectus supplement or the prospectus misleading.
      The issuer confirms that all information in this pricing supplement provided by a third party has been accurately reproduced and that, so far as is aware and able to ascertain from information published by that third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.]3

1 To be added, if applicable.
2 To be added, if applicable.
3 To be added if the series of notes will be listed on the Luxembourg Stock Exchange.

PROSPECTUS
EKSPORTFINANS ASA
(a Norwegian company)
Debt Securities
        We may offer senior or subordinated debt securities for sale through this prospectus. We may offer these securities from time to time in one or more offerings.
      We will provide the specific terms of the securities that we may offer in supplements to this prospectus. You should read this prospectus, any prospectus supplement, any applicable product supplement and any pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement, any applicable product supplement or any pricing supplement and in the registration statement to which they relate, before you invest.
      Investing in our securities involves risks. Carefully consider the “Risk Factors” beginning on page 6 of our Form 20-F/A for the year ended December 31, 2005 filed with the SEC on August 29, 2006, as well as the risk factors included in the applicable prospectus supplement and any applicable product supplement or pricing supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 5, 2007.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement or a product supplement and terms supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement or a product supplement and terms supplement may add to or update or change information about us contained in this prospectus, but it will not change the nature of or the terms of the securities that may be offered by us. You should read this prospectus, any prospectus supplement, any applicable product supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.
FORWARD-LOOKING STATEMENTS
      Except for historical statements and discussions, statements contained in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Other documents of Eksportfinans ASA filed with or furnished to the SEC, including those incorporated by reference in this prospectus, may also include forward-looking statements, and other written or oral forward-looking statements have been made and may in the future be made from time to time by us or on our behalf.
      Forward-looking statements include, without limitation, statements concerning our financial position and business strategy, our future results of operations, the impact of regulatory initiatives on our operations, our share of new and existing markets, general industry and macro-economic growth rates and our performance relative to these growth rates. Forward-looking statements generally can be identified by the use of terms such as “ambition”, “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “plan”, “seek”, “continue” or similar terms.
      By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate, management’s beliefs and assumptions made by management about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause actual results to differ materially from any future results expressed or implied from the forward-looking statements.
      Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•	changes in the competitive conditions, regulatory environment or political, social or economic conditions in the markets in which we operate,

•	market, foreign exchange rate and interest rate fluctuations,

•	the ability of counterparties to meet their obligations to us,

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations,

•	operational factors such as systems failure, human error, or the failure to properly implement procedures,

•	the effects of changes in laws, regulations or accounting policies or practices, and

•	various other factors beyond our control.
      The foregoing list of important factors is not exhaustive. Additional information regarding the factors and events that could cause differences between forward-looking statements and actual results is contained in our

1

SEC filings. For further discussion of these and other factors, see “Risk Factors” in our most recent Annual Report on Form 20-F/A filed with the SEC on August 29, 2006.
      As a result of these and other factors, no assurance can be given as to our future results and achievements. You are cautioned not to put undue reliance on these forward-looking statements, which are neither predictions nor guarantees of future events or circumstances. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.
      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are similarly qualified.
EKSPORTFINANS ASA
      Eksportfinans is the only specialized export lending institution in Norway, and we provide financing for a broad range of exports and for the internationalization of Norwegian industry, including the purchase of foreign assets and other export-related activities. To a lesser extent, we also provide financing for the purchase of Norwegian-produced capital goods and related services within Norway. We provide both commercial loans as well as government-supported financing. For the latter, fixed-interest loans are available according to the OECD Arrangement on Guidelines for Officially Supported Credits agreed to by most of the member countries of the Organization for Economic Cooperation and Development. At the request of the Norwegian Government, we may also from time to time provide other types of financing.
      Our principal assets are our loans and investments, which are financed by our equity capital and by borrowings principally in the international capital markets. Our principal source of income is the excess of our interest revenue on our assets over the interest expense on our borrowings.
      Our articles of association require that all of our loans be supported by, or extended against, guarantees issued by, or claims on,

•	Norway or other countries, including local, regional and foreign authorities and government institutions, with high creditworthiness,

•	Norwegian or foreign banks or insurance companies, or

•	internationally creditworthy Norwegian or foreign companies, as well as certain types of collateral.
      To date we have collected all loans falling due, either from the original obligor or by exercise of guarantees, and therefore have experienced no loan losses.
      Our wholly owned subsidiary, Kommunekreditt, makes loans without any form of credit enhancement to Norwegian municipalities, counties and to companies that are the joint undertaking of two or more municipalities (so called joint-municipal companies) and to private independent companies against guarantees from municipalities, counties or the Norwegian Government. Kommunekreditt provides loans with fixed rates of interest from one month to 10 years or at a floating rate of interest both for refinancing existing loans and for new investments.
      Eksportfinans was incorporated on May 2, 1962 as a limited liability company under the laws of Norway. Our principal executive offices are located at Dronning Mauds gate 15, N-0250 Oslo, Norway, and our telephone number is +47 22-01-22-01.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
      We file annual reports with and furnish other information to the SEC. You may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations. Copies of our SEC filings, including annual and quarterly reports, will

2

also be available free of charge at the main offices of Dexia Banque Internationale à Luxembourg S.A. and Kredietbank S.A. Luxembourgeoise in Luxembourg.
      As allowed by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	documents incorporated by reference are considered part of this prospectus,

•	we may disclose important information to you by referring you to those documents, and

•	information that we file with or furnish to the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes information in this prospectus.
      Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-8427. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed on August 29, 2006,

•	our Reports on 6-K furnished to the SEC May 5, 2006 (two on May 5), August 14, 2006, August 15, 2006, August 25, 2006, September 28, 2006, October 2, 2006, November 1, 2006, November 2, 2006, November 13, 2006, November 27, 2006, December 5, 2006 and January 11, 2007,

•	our Report on Form 6-K/A furnished to the SEC August 29, 2006, and

•	each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus:

—	reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, and

—	reports furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.
      The documents incorporated by reference in this prospectus contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also upon written or oral instructions request a copy of these filings, excluding exhibits, at no cost by contacting us at:
          Eksportfinans ASA
          Treasury Department
          Dronning Mauds gate 15
          N-0250 Oslo
          Norway
          Tel: +47 22 01 22 01
          Fax: +47 22 01 22 06
          E-mail: funding@eksportfinans.no
FINANCIAL AND EXCHANGE RATE INFORMATION
      Except as otherwise noted, we present financial statement amounts in this prospectus and in the documents incorporated by reference in accordance with generally accepted accounting principles in Norway (Norwegian GAAP), which differ in significant respects from generally accepted accounting principles in the United States (U.S. GAAP). For a discussion of the principal differences between Norwegian GAAP and U.S. GAAP relevant to Eksportfinans, see Note 34 to our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 filed with the SEC on August 29, 2006, which is incorporated by reference in this prospectus.
      We have derived the financial data in this prospectus for the fiscal year ended December 31, 2005, from our audited financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

3

      As used in this prospectus, “dollar” or “$” refer to the U.S. dollar and “kroner” or “NOK” refer to the Norwegian krone.
ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
      We are a Norwegian company, a majority of our directors and management and certain of the experts named in this prospectus are residents of Norway, and a substantial portion of their respective assets are located in Norway. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the U.S. Federal securities laws. We have been advised by Jens Olav Feiring, Esq., our Executive Vice President and General Counsel, that there is doubt as to the enforceability in actions in Norway, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the civil liability provisions of the U.S. Federal securities laws. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Norway. We have consented to service of process in New York City for claims based upon the indenture and the debt securities described under “Description of debt securities”.

4

CAPITALIZATION AND INDEBTEDNESS
      The following table presents our consolidated capitalization in accordance with Norwegian GAAP as of December 31, 2006. It is important that you read this table together with, and it is qualified by reference to, our audited consolidated financial statements set forth in our Annual Report on Form 20-F/A filed with the SEC on August 29, 2006.

	As of
	December 31, 2006
	Actual
	NOK	U.S.$

	(in millions)
	(unaudited)
Short-term debt (commercial paper debt and current portion of bond debt)*	69,058.6	11,040.4
Long-term debt (excluding current portions)
Bonds	88,288.4	14,114.6
Subordinated debt	1,255.5	200.7

Total long-term debt*	89,543.9	14,315.3

Capital contribution	609.9	97.5
Shareholders’ equity
Share capital (nominal value NOK 10,500 per share shares authorized and outstanding 151,765)	1,593.5	254.8
Other equity	845.4	135.2
Share premium reserve	162.5	26.0
Net income for the period	0.0	0.0

Total shareholders’ equity	2,601.4	415.9

Total capitalization	161,813.8	25,869.1

*All our debt is unsecured and unguaranteed.
     For the convenience of the reader, U.S. dollar amounts above have been translated from Norwegian krone at the rate of NOK 6.2551 = U.S.$1.00, the noon buying rate of the Central Bank of Norway on December 31, 2006.
USE OF PROCEEDS
      Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations and debt repayment and refinancing. The details of any debt repayment will be described in the applicable prospectus supplement or pricing supplement.

5

DESCRIPTION OF DEBT SECURITIES
      The following is a summary of the general terms of the debt securities. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement or a product supplement that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement or product supplement, will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement or product supplement will be a description of the material terms of the debt securities. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
General
      The debt securities will be issued under an indenture with The Bank of New York, 101 Barclay Street, Floor 21W, New York, New York, 10286, as trustee. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.
      The prospectus supplement and, if applicable, the pricing supplement or product supplement relating to any series of debt securities being offered, will include specific terms relating to the offering. These terms will include some or all of the following:

•	the price of the debt securities offered,

•	the title of the debt securities,

•	the total principal amount of the debt securities,

•	the date or dates, if any, on which the principal of and any premium on the debt securities will be payable,

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments,

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities,

•	the places at which payments of principal and interest are payable,

•	the terms of any optional or mandatory redemption, including the price for the redemption,

•	any sinking fund provisions,

•	the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form,

•	the terms of any payments that will be payable by reference to any index or formula,

•	any changes or additions to the events of default or covenants described in this prospectus,

•	whether debt securities will be issued as discount securities and the amount of any discount,

•	whether the debt securities will be represented by one or more global securities,

•	any terms for the exchange of the debt securities for securities of any other entity, and

•	any other terms of the debt securities.
      We have the ability under the indenture to “re-open” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related

6

prospectus supplement or, if applicable, the pricing supplement or product supplement, the debt securities will not be listed on any securities exchange.
      The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement or product supplement. See “Subordination” below.
      Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under “Taxation in the United States” and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement or product supplement relating to these debt securities.
Governing law
      The debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that matters relating to the authorization and execution by us of the indenture and the debt securities issued under the indenture, will be governed by the laws of Norway. There are no limitations under the laws of Norway or our Articles of Association on the right of non-residents of Norway to hold the debt securities issued.
Form, exchange and transfer
      Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement or product supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000.00 and integral multiples thereof.
      Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement or product supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.
Global securities
      The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement or product supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.
      Unless otherwise indicated in any prospectus supplement, or, if applicable, the related pricing supplement or product supplement, The Depositary Trust Company (DTC) will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants and transfers of global certificates will be effected only through these records.
      The following paragraphs are based on information provided to us by DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participant’s accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers

7

and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.
      Pursuant to DTC’s procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC’s records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.
      We will wire principal and interest payments with respect to global certificates to DTC’s nominee. We and the trustee under the indenture will treat DTC’s nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.
      It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.
      Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days, or

•	we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.
      So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owner or holder of those debt securities under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.
      Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their debt securities because distributions will initially be made to DTC, and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in debt securities represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held

8

through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      We have been informed that, under DTC’s existing practices, if we request any action of holders of debt securities, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of debt securities is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Payments of additional amounts
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities provides otherwise, we will make all payments on the debt securities of that series without withholding or deduction for any taxes or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of Norway or any authority in Norway.
      In the event any Norwegian taxes or other charges are imposed on payments on any debt security of that series held by you, we will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium that would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that the amounts with respect to any Norwegian taxes will be payable only to holders that are not residents in Norway for purposes of its tax laws, and provided further, that we will not be required to make any payment of any additional amounts on account of:

•	your being a resident of Norway or having some connection with Norway (in the case of Norwegian taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security,

•	your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee,

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge,

•	any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security,

•	any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in Norway or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge,

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent,

•	any withholding or deduction imposed on a payment that is required to be made pursuant to a European Union directive on the taxation of savings or related law or regulations, or

•	any combination of items above,

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nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.
Tax redemption
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities provides otherwise, we may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

•	amendment to, or change in, the laws of Norway or any political subdivision of Norway, or

•	change in the application or official interpretation of such laws or regulations, where the amendment or change becomes effective after the date of the issuance of the series of debt securities, we become, or will become, obligated to pay any additional amounts as provided above under “Payments of additional amounts” and cannot reasonably avoid such obligation.
      Before we may redeem debt securities of a particular series as provided above, we must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

•	a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information, and

•	an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.
      We will give you at least 30 days’, but not more than 60 days’, notice before any tax redemption of a series of securities. On the redemption date, we will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.
Exchange
      The terms, if any, upon which debt securities of any series are exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the exchange price, the exchange period, provisions as to whether exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the exchange price, provisions affecting exchange in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.
Events of default
      Unless otherwise specified in the applicable pricing supplement or product supplement, the following are defined as events of default with respect to securities of any series outstanding under the indenture:

•	failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default for a period of 15 days or any applicable longer grace period,

•	failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days or any applicable longer grace period,

•	failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series,

•	failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days or any applicable longer grace period,

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•	certain events in bankruptcy, insolvency or reorganization, and

•	any other event of default provided with respect to debt securities of that series.
      If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement) and declare all amounts of that series due and payable or deliverable immediately. If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been cured or waived. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.
      Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee indemnity reasonably satisfactory to it. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
      A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

•	the holder previously gave written notice to the trustee of an event of default,

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

•	the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.
      The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.
      The holders of a majority in principal amount of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series, or

•	in respect of an obligation of Eksportfinans that cannot be modified under the terms of the indenture without the consent of each holder of each series of debt securities affected.
      We will be required to furnish to the trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.
Subordination
      The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement or product supplement relating to

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any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings,

•	the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities, and

•	the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.
      In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.
      Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.
      By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.
Defeasance
      Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement or product supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.
      In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, that, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.
      If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and, if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.
      If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

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Modification of the indenture
      Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, will be effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to Eksportfinans, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.
Consolidation, merger or disposition of assets
      We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

•	the successor person expressly assumes our obligations on the debt securities and under the indenture,

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

•	any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement or product supplement are met.
Concerning the trustee
      We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.
      Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.
TAXATION IN NORWAY
      This discussion is the opinion of Wiersholm, Mellbye & Bech, advokatfirma AS insofar as it relates to matters of Norwegian tax law and describes certain material Norwegian tax consequences to beneficial holders of debt securities.
      This section does not address all Norwegian income tax matters that may be relevant to a particular prospective holder. This section is based on Norwegian law, regulations and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to changer, which change could apply retroactively and could affect the consequences described below. Each investor should consult its own tax advisor with respect to possible Norwegian tax consequences of acquiring, owning or disposing of the debt securities in their particular circumstances.
      Unless the prospectus supplement or, if applicable, the pricing supplement or product supplement for a particular series of debt securities so provides, we will make all payments on the debt securities of that series without withholding or deduction for any taxes or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of Norway or any authority in Norway. See “Description of debt securities — Payments of additional amounts” and “— Tax redemption”, above.
      Interest paid on the debt securities to a non-Norwegian person not resident in Norway are not subject to income tax or withholding tax in Norway.

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      Gains derived from the sale of Eksportfinans’s debt securities by a non-Norwegian person not resident in Norway are not subject to Norwegian income taxes.
      A non-Norwegian person not resident in Norway who holds Eksportfinans’s debt securities is not subject to Norwegian inheritance, gift or wealth tax unless such person operates a business through a permanent establishment in Norway and payments on such securities are attributable to such business. Norwegian inheritance and gift tax may, however, under certain circumstances be imposed on holders who are non-resident Norwegian citizens. Under the United States-Norway estate and inheritance tax treaty, a United States citizen or domiciliary who becomes liable to pay Norwegian inheritance or gift taxes generally will be entitled to credit against his U.S. estate or gift tax liability the amount of such Norwegian taxes.
TAXATION IN THE UNITED STATES
      This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. Federal income tax law and describes certain material U.S. Federal income tax consequences to beneficial holders of debt securities. This section addresses only the U.S. Federal income tax considerations for holders that acquire the debt securities at their original issuance and hold the debt securities as capital assets. This section does not address all U.S. Federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the debt securities under their particular circumstances. This section does not address tax considerations applicable to a holder of a debt security that may be subject to special tax rules including, without limitation, the following:

•	financial institutions,

•	insurance companies,

•	dealers or traders in securities, currencies or notional principal contracts,

•	tax-exempt entities,

•	regulated investment companies,

•	real estate investment trusts,

•	S corporations,

•	persons that will hold the debt securities as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. Federal income tax purposes,

•	persons that own (or are deemed to own) 10% or more (by voting power) of our stock,

•	partnerships, pass-through entities or persons who hold the debt securities through partnerships or other pass-through entities, and

•	holders that have a “functional currency” other than the U.S. dollar.
      Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of a debt security. This section also does not address the U.S. Federal estate and gift tax consequences to holders of debt securities.
      This discussion does not cover every type of debt security that may be issued under this prospectus. If we intend to issue a debt security of a type not described in this summary, or if there are otherwise special tax consequences with respect to the debt security that are not covered herein, additional tax information will be provided in the prospectus supplement and, if applicable, the pricing supplement or product supplement for the applicable debt security.
      This section is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), U.S. Treasury regulations and judicial and administrative interpretations, in each case as in effect and available on the date of

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this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.
      Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the debt securities in their particular circumstances.
      For the purposes of this section, a U.S. holder is a beneficial owner of debt securities that is, for U.S. Federal income tax purposes:

•	a citizen or individual resident of the United States,

•	a corporation, or other entity that is treated as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia),

•	an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.
      A non-U.S. holder is a beneficial owner of debt securities that is not a U.S. holder. If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding debt securities should consult their tax advisor.
U.S. Federal income tax consequences to U.S. holders
Interest
      Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under “Original issue discount”), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder’s method of accounting for U.S. Federal income tax purposes.
      A U.S. holder utilizing the cash method of accounting for U.S. Federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.
      If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the U.S. Internal Revenue Service (the IRS).
      A U.S. holder utilizing either of the foregoing two accrual methods may recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss, if any, will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of

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interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).
      Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.
      Interest on the debt securities received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular situation.
Original issue discount
      A debt security, other than a debt security with a term of one year or less (a short-term note), will be treated as issued at an original issue discount (OID, and a debt security issued with OID, a discount note) for U.S. Federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than qualified stated interest payments, as defined below, over the issue price of the debt security is more than a de minimis amount, as defined below. Qualified stated interest is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. Special rules for “variable rate debt securities” are described below under “Original issue discount — Variable rate debt securities”.
      In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the stated redemption price at maturity) over its issue price is less than 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity, then such excess, if any, constitutes de minimis OID and the debt security is not a discount note. Unless the election described below under “Election to Treat All Interest as OID” is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security’s de minimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.
      A U.S. holder will be required to include OID on a discount note in income for U.S. Federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder’s method of accounting for U.S. Federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes.
      OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under “Interest” above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.
      OID on a discount note will be treated as foreign source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. U.S. holders should consult their own tax advisers regarding the availability of a foreign tax credit under their particular situation.

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Acquisition premium
      A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under “Election to treat all interest as OID” will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. Federal income tax implications of acquisition premium.
Market discount
      A debt security, other than a short-term note, will be treated as purchased at a market discount (a market discount note) if the debt security’s stated redemption price at maturity or, in the case of a discount note, the debt security’s “revised issue price”, exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes de minimis market discount and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the revised issue price of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.
      Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.
      Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.
Election to treat all interest as OID
      A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method under the heading “Original issue discount”, with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.
      In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.
      If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under

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“Original issue discount — Market discount” to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.
Variable rate debt securities.
      A variable rate debt security is a debt security that:

•	has an issue price that does not exceed the total non-contingent principal payments by more than the lesser of (i) the product of (x) the total non-contingent principal payments, (y) the number of complete years to maturity from the issue date and (z) 0.015, or (ii) 15% of the total non-contingent principal payments; and

•	does not provide for stated interest other than stated interest compounded or paid at least annually at (i) one or more “qualified floating rates”, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”.
      A qualified floating rate or objective rate in effect at anytime during the term of the instrument must be set at a “current value” of that rate. A current value of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
      A variable rate is a qualified floating rate if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated or (ii) it is equal to the product of such a rate and either (a) a fixed multiple that is greater than 0.65 but not more than 1.35, or (b) a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a note provides for two or more qualified floating rates that (i) are within 0.25 percentage points of each other on the issue date or (ii) can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the note.
      An objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the relevant issuer or a related party (such as dividends, profits or the value of the relevant issuer’s stock). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.
      If interest on a debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period and (i) the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or (ii) the value of the qualified floating rate or objective rate is intended to approximate the fixed rate, the fixed rate and the qualified floating rate or the objective rate constitute a single qualified floating rate or objective rate.
      In general, if a variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the debt security is qualified stated interest and the amount of OID, if any, is determined under the rules applicable to fixed rate debt instruments by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the debt security.

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      If a variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate and also does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the debt security are generally determined by: (i) determining a fixed rate substitute for each variable rate provided under the variable rate debt security (generally, the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on the note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitutes described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.
      If a variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the variable rate debt security is treated, for the purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the variable rate debt security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.
Index debt securities, exchangeable debt securities and other debt securities subject to contingencies.
      Special U.S. Federal income tax rules apply with respect to index debt securities, exchangeable debt securities and debt securities which are subject to the rules governing contingent payment debt instruments and are not subject to the rules governing variable rate debt instruments. The timing and character of income, gain or loss reported on such debt security may differ substantially from the timing and character of income, gain or loss reported on a non-contingent payment debt instrument under general principles of current U.S. Federal income tax law. If any such securities are issued, information concerning the U.S. Federal income tax consequences of such securities will be provided in the applicable pricing supplement or product supplement.
Securities with perpetual maturity.
      Although the treatment of securities with a perpetual maturity is not entirely clear, securities with a perpetual maturity may not be characterized as debt for U.S. Federal income tax purposes. As a result, certain of the tax provisions discussed herein may not be applicable to securities with perpetual maturity. If any such securities are issued, information concerning the U.S. Federal income tax consequences of such securities will be provided in the applicable pricing supplement or product supplement. Prospective purchasers are advised to consult their tax advisors regarding the tax treatment of such securities for U.S. federal income tax purposes.
Debt securities subject to redemption
      Certain of the debt securities (1) may be redeemable at the option of the issuer prior to their maturity (a call option) and/or (2) may be repayable at the option of the holder prior to their stated maturity (a put option). Debt securities containing such features may be subject to rules that are different from the general rules discussed above and the tax consequences of an investment in such debt securities will depend, in part, on the particular terms and features of such debt securities. The prospectus supplement for the debt securities will contain additional discussion relating to the terms and features of such debt securities.
Short-term debt securities
      Short-term debt securities will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election

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under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term debt security will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. Federal income tax purposes under the accrual method are required to accrue OID on a short-term debt security on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).
Debt securities purchased at a premium
      A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.
Sale, exchange or retirement of the debt securities
      A U.S. holder’s tax basis in a debt security will generally equal its “U.S. dollar cost”, increased by the amount of any OID or market discount included in the U.S. holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder’s income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The U.S. dollar cost of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable U.S. Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable U.S. Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.
      Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under “Original issue discount”. Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder’s purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

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      Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). In the case of a U.S. holder that is an individual, estate or trust, the maximum marginal federal income tax rate applicable to such capital gain is currently lower than the maximum marginal federal income tax rate applicable to ordinary income if the debt securities are held for more than one year. The deductibility of capital losses is subject to limitations.
      A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.
      U.S. Treasury Regulations (the Disclosure Regulations) meant to require the reporting of certain tax shelter transactions (Reportable Transactions) could be interpreted to cover transactions generally not regarded as tax shelters. Under the Disclosure Regulations it may be possible that certain transactions with respect to the debt securities may be characterized as Reportable Transactions requiring a holder to disclose that transaction, such as a sale, exchange, retirement or other taxable disposition of a debt security that results in a loss exceeding certain thresholds and meeting other specified conditions. Prospective investors in debt securities should consult with their own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities under their particular circumstances.
Special categories of debt securities
      Additional tax rules may apply to other categories of debt securities of Eksportfinans. The prospectus supplement and, if applicable, the pricing supplement or product supplement will describe the rules applicable to these debt securities. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

•	debt securities that are extendable at the option of the issuer or the holder,

•	debt securities that are issued in bearer form, and

•	debt securities that are callable by the issuer before their maturity, other than typical calls at a premium.
Information reporting and backup withholding
      In general, information reporting requirements may apply to certain payments of interest and OID on debt securities, and to certain payments of the proceeds of a sale, redemption or other disposition of Notes. A backup withholding tax may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number or certification of exempt status or otherwise to comply with the applicable backup withholding requirements. Information reporting and backup withholding may be required on interest payments to a beneficial owner of a debt securities made within the United States or by a paying agent, custodian, nominee or agent of the beneficial owner that is a “U.S. Controlled Person” (as defined below) unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting (and, if necessary, demonstrates its eligibility for the relevant exemption) or (2) the paying agent, custodian, nominee or agent (i) obtains a withholding certificate or other appropriate documentary evidence establishing that the beneficial owner is not a United States person, and (ii) does not have actual knowledge or reason to know that the information contained therein is false.
      Proceeds from the sale or redemption of debt securities through a broker in the United States may be subject to information reporting and backup withholding unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting, or (2) such broker (i) obtains a withholding certificate or other appropriate documentation establishing that the beneficial owner is not a United States person and (ii) does not have actual knowledge or reason to know that the information contained therein is false.

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      Proceeds from the sale or redemption of a debt securities through the foreign office of a broker that is a “U.S. Controlled Person” may be subject to information reporting and, in certain cases, backup withholding unless (1) the beneficial owner is a corporation or a financial institution or is otherwise eligible for an exemption from information reporting (and, if necessary, demonstrates its eligibility for the relevant exemption) or (2) such broker (i) obtains a withholding certificate or other appropriate documentary evidence establishing that the beneficial owner is a non-U.S. holder, and (ii) does not have actual knowledge or reason to know that the information contained therein is false.
      A U.S. Controlled Person is a person that (1) is a United States person, (2) derives at least 50 per cent of its gross income from certain periods from the conduct of a trade or business within the United States, (3) is a controlled foreign corporation for U.S. federal income tax purposes, or (4) is a foreign partnership that, at any time during its taxable year, is more than 50 per cent owned (by income or capital interest) by United States persons or is engaged in the conduct of a trade or business within the United States.
      Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing appropriate claim for a refund with the IRS and furnishing any required information.
U.S. Federal income tax consequences to non-U.S. holders
Sale, exchange or retirement of debt securities
      If you sell, exchange or redeem debt securities, you will generally not be subject to U.S. Federal income tax on any gain, unless one of the following applies:

•	the gain is connected with a trade or business that you conduct in the United States through an office or other fixed place of business, or

•	you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the debt security, and certain other conditions are satisfied.
Information reporting and backup withholding
      United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:
      Information reporting and backup withholding may apply if you use the U.S. office of a broker or agent, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker or agent that has certain connections to the United States. You may be required to comply with applicable certification procedures to establish that you are not a U.S. holder in order to avoid the application of such information reporting and backup withholding requirements. You should consult your tax advisor concerning the application of the information reporting and backup withholding rules.
      Prospective investors should consult legal and tax advisors in the countries of their citizenship, residence and domicile to determine the possible tax consequences of purchasing, holding, selling and redeeming debt securities in light of their particular circumstances under the laws of their respective jurisdictions.

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PLAN OF DISTRIBUTION
      We may sell the debt securities offered by this prospectus in one or more of the following ways:

•	through underwriters,

•	through dealers,

•	through agents, or

•	directly to purchasers.
      The distribution of the debt securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      The prospectus supplement or, if applicable, the pricing supplement or product supplement relating to any offering will include the following information:

•	the terms of the offering,

•	the names of any underwriters, dealers or agents,

•	the purchase price of, or consideration payable for, the debt securities,

•	the net proceeds to us from the sale of the debt securities,

•	any underwriting discounts or other underwriters’ compensation,

•	any discounts or concessions allowed or re-allowed or paid to dealers, and

•	any other information we think is important.
Sales through underwriters or dealers
      If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered debt securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered debt securities if they purchase any. Underwriters may sell those debt securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of debt securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered debt securities.
      We may grant to the underwriters an option to purchase additional offered debt securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement or product supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered debt securities.
      If we use a dealer in an offering of debt securities using this prospectus, we will sell the offered debt securities to the dealer as principal. The dealer may then resell those debt securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.
Direct sales and sales through agents
      We may also use this prospectus to directly solicit offers to purchase debt securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

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      We may also sell the offered debt securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Indemnification
      Underwriters, dealers or agents participating in a distribution of debt securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of debt securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.
Market making
      Certain broker-dealers may, but will not be obligated to, make a market in the securities of any series. They may also discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the debt securities.
LEGAL MATTERS
      The validity of the debt securities under New York law and the accuracy of the summary contained in “Taxation in the United States” has been passed upon by Allen & Overy LLP, London, England and Allen & Overy LLP, New York, New York, respectively. The validity of the debt securities under Norwegian law has been passed upon by Jens Olav Feiring, Esq., General Counsel of Eksportfinans. The accuracy of the summary contained in “Taxation in Norway” has been passed upon by Wiersholm, Mellbye & Bech, advokatfirma AS. From time to time, Allen & Overy LLP performs legal services for Eksportfinans.
EXPERTS
      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F/A for the year ended December 31, 2005, as filed with the SEC on August 29, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

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REGISTERED OFFICE OF THE ISSUER
Dronning Mauds gate 15
N-0250 Oslo
TRUSTEE
The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286
PRINCIPAL PAYING AGENT AND REGISTRAR
Citibank, N.A.
Canada Square
Canary Wharf
London E14 5LB
PAYING AGENT
Dexia Banque Internationale à Luxembourg, société anonyme
69, route d’Esch
L-2953 Luxembourg
LISTING AGENT
Kredietbank S.A. Luxembourgeoise
43, Boulevard Royal
L-2955 Luxembourg
AUDITORS
PricewaterhouseCoopers AS
Karenslyst allé 12
0245 Oslo
LEGAL ADVISERS
to the Agents

Allen & Overy LLP One Bishops Square London E1 6AO	Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN

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      No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus in connection with the offer contained in this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the agents or any underwriter. This Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus Supplement, any Pricing Supplement, any Product Supplement and the accompanying Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.
EKSPORTFINANS ASA
PROSPECTUS
SUPPLEMENT

ABN AMRO Bank N.V.
Banc of America Securities Limited
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Bear, Stearns International Limited
Barclays Capital
BNP PARIBAS
Citigroup
Commerzbank Capital Markets Corp.
Credit Suisse
Daiwa Securities SMBC Europe
Deutsche Bank
Deutsche Bank Securities
Dresdner Kleinwort
FTN Financial Securities Corp.	Goldman Sachs International
Goldman, Sachs & Co.
IXIS Securities North America Inc.
Jefferies and Company, Inc.
JPMorgan
Lehman Brothers
Merrill Lynch & Co.
Mitsubishi UFJ Securities International plc
Mizuho International plc
Morgan Stanley
Nomura International plc
Nomura Securities International, Inc.
Nordea
The Toronto-Dominion Bank
UBS Investment Bank
Wachovia Securities
February 5, 2007